Filed Pursuant to Rule 424(b)(5)
Registration No. 333-278107

Prospectus supplement

(to Prospectus dated March 20, 2024)

Stevanato Group S.p.A.

12,700,000 Ordinary Shares

We are offering 6,350,000 ordinary shares, no par value per share (the “ordinary shares” or “shares”) and the selling shareholder identified in this prospectus supplement is offering 6,350,000 ordinary shares. We will not receive any proceeds from the sale of ordinary shares by the selling shareholder.

The ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “STVN.” The last reported sale price of the ordinary shares on the NYSE on March 19, 2024 was $29.17 per share. We are a “foreign private issuer” under applicable U.S. Securities and Exchange Commission (the “SEC”) rules and are eligible for reduced public company disclosure requirements.

An investment in our ordinary shares involves various risks. Prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-14 of this prospectus supplement and the matters discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$26.00	$330,200,000
Underwriting discount(1) (2)	$0.57	$7,264,400
Proceeds, before expenses, to us(2)	$25.43	$161,467,800
Proceeds, before expenses, to the selling shareholder(2)	$25.43	$161,467,800

(1)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting” for additional information regarding underwriting compensation.
(2)

If the underwriters exercise the option in full, the proceeds, before expenses, to us will increase by $24,220,170, and to the selling shareholder will increase by $24,220,170, and the total underwriting discounts and commissions payable will increase by $1,089,660.

To the extent that the underwriters sell more than 12,700,000 ordinary shares, the underwriters have the option to purchase up to an additional 952,500 ordinary shares from us and 952,500 ordinary shares from the selling shareholder to cover over-allotments, if any, at the public offering price less underwriting discounts and commissions.

The underwriters expect to deliver the ordinary shares against payment on or about March 26, 2024.

MORGAN STANLEY		WILLIAM BLAIR

BOFA SECURITIES	CITIGROUP	KEYBANC CAPITAL MARKETS

Prospectus supplement dated March 21, 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ordinary shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated March 20, 2024, included in our automatic shelf registration statement on Form F-3 (File No. 333-278107), along with the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may offer from time to time various securities, of which this offering of ordinary shares is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference herein and therein, the exhibits filed with the SEC and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

Neither we, the selling shareholder nor the underwriters have authorized anyone to provide you with information, or to make any representation, different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the respective dates of those documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

We are not, and the underwriters are not, making an offer to sell our ordinary shares in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the ordinary shares under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the underwriters will have any responsibility therefor.

This prospectus supplement and the accompanying prospectus contain references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-ii

Within this prospectus supplement and the accompanying prospectus, we reference information and statistics regarding our industry and markets. We have obtained this information and statistics from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources. Some data and other information contained in this prospectus supplement and the accompanying prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of internal surveys and independent sources. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus supplement and the accompanying prospectus, and estimates and beliefs based on that data, may not be reliable. Neither we, the selling shareholder nor the underwriters can guarantee the accuracy or completeness of any such information contained in this prospectus supplement or the accompanying prospectus.

Except where the context otherwise requires or where otherwise indicated in this prospectus supplement, the terms “Stevanato,” the “Company,” “we,” “us,” “our,” “our Company” and “our business” refer to Stevanato Group S.p.A., together with its consolidated subsidiaries as a consolidated entity. The term “ordinary shares” refers to our ordinary shares, no par value per share. The terms “selling shareholder” and “Stevanato Holding” refer to Stevanato Holding S.r.l.

Unless otherwise indicated, all references to “€”, “EUR” and “Euro” in this prospectus supplement are to, and amounts are presented in, euros. All references to “US$” and “$” are to U.S. dollars. For the convenience of the reader, we have translated certain financial information into U.S. dollars. Unless otherwise indicated, these translations were made at the rate of €1.00 to $1.0854, the European Central Bank reference rate on March 19, 2024. Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of Euros at the dates indicated.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus, including documents incorporated by reference herein or therein, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements as contained in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements contained in this prospectus and any applicable prospectus supplement other than statements of historical fact, including, without limitation, statements regarding our future financial performance, including our revenue, operating expenses and our ability to maintain profitability and operational and commercial capabilities; our expectations regarding the development of our industry and the competitive environment in which we operate; the expansion of our plants and our expectations to increase production capacity; the global supply chain and our committed orders; the global response to SARS-CoV-2 coronavirus (“COVID-19”) and our role in it; our geographical and industrial footprint; our goals, strategies and investment plans and our proposed use of any proceeds are forward-looking statements. Words or phrases such as “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “envisage” or the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

These are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to the following:

•

our product offerings are highly complex, and, if our products do not satisfy applicable quality criteria, specifications and performance standards, we could experience lost sales, delayed or reduced market acceptance of our products, increased costs and damage to our reputation;

•	we must develop new products and enhance existing products, adapt to significant technological and innovative changes and respond to introductions of new products by competitors to remain competitive;

•	our backlog might not accurately predict our future revenue, and we might not realize all or any part of the anticipated revenue reflected in our backlog;

•	if we fail to maintain and enhance our brand and reputation, our business, results of operations and prospects may be materially and adversely affected;

•

we are highly dependent on our management and employees. Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees that we need to support our business and our intended future growth;

•	our business, financial condition and results of operations depend upon maintaining our relationships with suppliers and service providers;

•	our business, financial condition and results of operations depend upon the availability and price of high-quality materials and energy supply and our ability to contain production costs;

•	significant interruptions in our operations could harm our business, financial condition and results of operations;

•

as a consequence of the COVID-19 pandemic, global sales of syringes and vials to and for vaccination programs had increased, resulting in a revenue growth acceleration. The demand for such products may continue to shrink if the need for COVID-19 related solutions continues to decline;

S-iv

•

our manufacturing facilities are subject to operating hazards which may lead to production curtailments or shutdowns and have an adverse effect on our business, results of operations, financial condition or cash flows;

•	our business, financial condition and results of operations may be impacted by our ability to successfully expand capacity to meet customer demand;

•

the loss of a significant number of customers or a reduction in orders from a significant number of customers, including through destocking initiatives or lack of transparency of our products held by customers, could reduce our sales and harm our financial performance;

•	we may face significant competition in implementing our strategies for revenue growth in light of actions taken by our competitors;

•	our global operations are subject to international market risks that may have a material effect on our liquidity, financial condition, results of operations and cash flows;

•	we are required to comply with a wide variety of laws and regulations and are subject to regulation by various federal, state and foreign agencies;

•

given the relevance of our activities in the healthcare sector, investments by non-Italian entities in the Company, as well as certain asset disposals by the Company, may be subject to the prior authorization of the Italian Government (so called “golden powers”);

•	if relations between China and the United States deteriorate, our business in the United States and China could be materially and adversely affected;

•

cyber security risks and the failure to maintain the confidentiality, integrity and availability of our computer hardware, software and internet applications and related tools and functions, could result in damage to our reputation, data integrity and/or subject us to costs, fines or lawsuits under data privacy or other laws or contractual requirements;

•

our trade secrets may be misappropriated or disclosed, and confidentiality agreements with directors, employees and third parties may not adequately prevent disclosure of trade secrets and protect other proprietary information;

•

if we are unable to obtain and maintain patent protection for our technology, products and potential products, or if the scope of the patent protection obtained is not sufficiently broad, we may not be able to compete effectively in our markets;

•

we depend in part on proprietary technology licensed from others. If we lose our existing licenses or are unable to acquire or license additional proprietary rights from third parties, we may not be able to continue developing our potential products;

•

we are obligated to maintain proper and effective internal control over financial reporting. Our internal controls were not effective for the year ended December 31, 2023, and in the future may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, the value of our ordinary shares; and

•	any other risk described under the headings “Risk Factors” and “Operating and Financial Review and Prospects” in our Annual Report.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described herein.

S-v

The forward-looking statements made in this prospectus supplement and the accompanying prospectus, including documents incorporated by reference herein or therein, relate only to events or information as of the date on which the statements are made in this prospectus supplement or the accompanying prospectus, including documents incorporated by reference herein or therein. You should not put undue reliance on any forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors described in this prospectus and any applicable prospectus supplement, including factors beyond our ability to control or predict. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus, including documents incorporated by reference herein or therein, and the documents filed as exhibits to the registration statement of which this prospectus supplement forms a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein. This summary does not contain all the information that you should consider before deciding to invest in our ordinary shares. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision. You should carefully consider the information set forth under “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus, including our Annual Report on Form 20-F for the year ended December 31, 2023 (our “Annual Report”). You should also carefully read the information incorporated by reference into the accompanying prospectus, including our financial statements, and the other information in the exhibits to the registration statement of which the accompanying prospectus is a part.

Company Overview

We are a leading global provider of drug containment, drug delivery and diagnostic solutions as well as engineering solutions to the pharmaceutical, biotechnology and life sciences industries. We deliver an integrated, end-to-end portfolio of products, processes and services that address customer needs across the entire drug life cycle from development to clinical and commercial stages. Our core capabilities in scientific research and development, our commitment to technical innovation and our engineering excellence are central to our ability to offer value added solutions to our clients.

We have secured a leadership position within the drug development and delivery value chain through our investment in research and development and the expansion of our global footprint and capabilities. Over our 70-year history, we have earned a leading reputation for high quality and reliability that has enabled us to become a partner of choice for more than 700 companies globally, including all of the top 25 pharmaceutical companies, and eight of the top 10 in-vitro diagnostic companies, as measured by 2022 revenue, according to data collected by Pharmacircle and public companies’ information. We also serve seven of the top 10 biotechnology companies (by market capitalization listed in the Nasdaq Biotechnology Index) and over 100 biotechnology customers in total.

Our priority is to provide flexible solutions that preserve the integrity of pharmaceutical products and enable our customers to deliver safe and effective treatments to patients while reducing time to market, total cost of ownership (i.e., logistics, drug product waste, storage and personnel costs) and supply chain risk. We achieve this by developing our products in close collaboration with our customers, leveraging our scientific research capabilities, technical expertise and engineering and manufacturing excellence to meet their quality requirements.

Our solutions are highly integrated with the development, production and commercialization processes of our customers. In addition to manufacturing drug containment and delivery solutions, we provide a full set of services across all stages of drug development, from pre-clinical to clinical and commercialization. We also engineer machinery and equipment for the production of drug containment and delivery systems that can be integrated into both our customers’ and our own manufacturing processes. Our involvement at each stage of a drug’s life cycle, together with the breadth of our offering, enables us to serve as a one-stop-shop for our customers, which we believe represents a significant competitive advantage. The chart below illustrates our mission-critical presence across the pharmaceutical value chain.

We operate across the healthcare industry and serve some of its fastest growing segments, including biologics (such as GLP1s, monoclonal antibodies and mRNA applications), biosimilars, vaccines and molecular diagnostics. We are closely integrated in the drug production and delivery supply chain, and we are well-positioned to benefit from secular trends within our target industries, such as increases in demand resulting from pharmaceutical innovation, acceleration and expansion of vaccination programs, growth of biologics/biosimilars, self-administration of medicines, aging demographics, increasing complexities in health conditions and co-morbidities, and increasing quality standards and regulation.

We estimate that our total addressable market, based on our current offering, exceeds $15 billion, in terms of revenue generated by all market participants in 2023, and consists primarily of biopharmaceutical injectables and in-vitro diagnostic products. The addressable market estimation is based on revenue from all market players in 2023; if revenue from 2023 is not available, revenue for 2022 is used applying market growth rate from third parties such as IQVIA, Roots Analysis, Markets and Markets Research and Alira Health. Within each of these markets, we operate in some of the fastest growing segments, including pre-fillable syringes, vials and cartridges, drug delivery systems, molecular diagnostics and assembly equipment. We believe there are opportunities to further expand our addressable markets, including by targeting (i) complementary containment solutions, (ii) additional delivery systems, (iii) complementary engineering solutions and (iv) aftersales support and other services.

We operate our business in two segments:

•

Biopharmaceutical and Diagnostic Solutions, which includes all the products, processes and services developed and provided for the containment and delivery of pharmaceutical and biotechnology drugs and reagents, as well as the production of diagnostic consumables; and

•

Engineering, which includes all of the equipment and technologies developed and provided to support the end-to-end pharmaceutical, biotechnology and diagnostic manufacturing processes (assembly, visual inspection, packaging and serialization and glass converting).

In 2023, we generated 81% of total revenue from our Biopharmaceutical and Diagnostic Solutions segment and 19% of total revenue from our Engineering segment. In our Biopharmaceutical and Diagnostic Solutions segment, as of 2022 we held the highest percentage of market share according to unit sales and revenue for ready-to-use vials based on public disclosure from listed peers, available market data and internal estimates and assumptions concerning peer compounded annual growth rates. We were also the leader in market share in 2022 for pen cartridges, and were second in market share for pre-filled syringes, in each case according to unit sales and revenue and based on public disclosure from listed peers and available market data.

In our Engineering segment, we believe the factors impacting our trajectory include: (i) strong demand for machinery over the last two years and (ii) challenges on timely execution, including persistent long lead times for electronic components and the time needed to shore-up the necessary resources to delivery on outsized demand. As we are managing through a large volume of work in progress in our Engineering segment, our main priority in 2024 in this segment is execution and shortening lead times. We believe this may negatively impact segment growth in the short-term, but that we will be better positioned in the future for long-term success.

The figure below provides a breakdown of our segments, as well as the business lines included within each segment. As a result of the various sites and locations in which we are present, including, among others, for production, logistical and analytical purposes, the principal markets in which we operate and compete include the Asia-Pacific region; Europe, the Middle East and Africa; North America and South America. Our global footprint allows us to sell products and provide services in over 70 countries worldwide which we achieve mostly through business-to-business marketing channels and selected distributors.

We refer to premium products in the Biopharmaceutical and Diagnostic Solutions segment as our high-value solutions. High-value solutions are products and services for which we hold intellectual property rights or have strong proprietary know-how, and that are characterized by technological and process complexity and high performance.

Our high-value solutions deliver significant benefits to customers including faster time-to-market, lower total cost of ownership and higher flexibility. Among our key high-value solutions is our EZ-Fill® line of ready-to-fill injectable products, which can be customized to clients’ needs. We are present in three of the four bispecific biologic products that were approved by the FDA in 2022, which we believe underscores our position in the complex biologics market. We also believe that the secular tailwinds in biologics are creating downstream demand for high-value solutions that will continue to drive durable, organic growth.

We have started to see the underlying growth in biologics reflected in our revenue mix as we have observed an increase in the proportion of Biopharmaceutical and Diagnostic Solutions revenue from biologics.

We believe that we have the commercial footprint to capture future market growth, which we expect will come primarily from commercial stage pharmaceutical customers. We are already serving Biopharma customers that represent approximately 70% of the expected growth in biologics.

We also believe that the increasing adoption of ready-to-use (“RTU”) vial and filling lines is a key enabler and leading indicator of the RTU market, as illustrated below. Further, the end market vial and cartridge volume compounded annual growth rate from 2022-2027 are expected to be +1-3% and +2%, respectively, which we further believe underscores the future potential for RTU conversion.

We have nine production plants for manufacturing and assembly of biopharma and healthcare products (in Italy, Germany, Slovakia, Brazil, Mexico, China and the United States), six plants for the production of machinery and equipment (in Italy and Denmark), two sites for analytical services (in Italy and the United States) and two commercial offices (in Japan and the United States). We are also expanding our production in Piombino Dese (Italy), Latina (Italy) and Fishers, Indiana, U.S. We are currently on track to launch commercial production at our plant in Fishers (Indiana, United States) later in 2024; we do not anticipate any meaningful revenue contribution from this plant until 2025, when production is expected to ramp for GLP1s and other biologics come to scale, and expect to hit full productivity in mid to late 2028. In 2023, 93% of our CAPEX spend was allocated towards growth execution, while 7% was allocated towards maintenance, research & development and other uses. We also decided to delay the timing of our investment in China to focus our resources and efforts on completing our manufacturing expansion in the U.S. and Italy.

Corporate Information

We were incorporated on July 15, 1980, and the Company has a duration set until December 31, 2100, which may be subsequently extended by the shareholders of the Company. We are a joint stock company (società per azioni) incorporated in the Republic of Italy and our corporate affairs are governed by our articles of association, certain provisions of the Italian Civil Code and the laws of the Republic of Italy.

Our principal executive offices are located at Via Molinella 17, 35017 Piombino Dese – Padua, Italy and our telephone number is +39 049 931811. We have appointed Ompi of America, whose address is 41 University Drive No. 400, Newton, PA – 18940, as our agent upon whom process may be served in any action brought against us under the laws of the United States. Please see the section entitled “Enforceability of Civil Liabilities” for more information. You can find a more detailed description of the Group’s business and recent transactions in our Annual Report, which is incorporated by reference into this prospectus supplement.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov.

SUMMARY FINANCIAL AND OTHER DATA

Our audited consolidated financial statements as of December 31, 2023 and 2022, and for the years ended December 31, 2023, 2022 and 2021 have been prepared and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

We derived the summary financial data from our audited consolidated financial statements as of December 31, 2023 and 2022, and for the years ended December 31, 2023, 2022 and 2021. Our historical results are not necessarily indicative of the results to be expected in the future. The summary financial and other data set forth below should be read together with our audited consolidated financial statements and the related notes to those statements incorporated by reference into this prospectus supplement.

Consolidated Income Statement

	For the year ended December 31,
	2023	2022	2021
	(EUR thousand)
Revenue	1,085,354	983,680	843,920
Cost of sales	745,461	663,879	578,515

Gross Profit	339,893	319,801	265,405
Other operating income	10,423	18,850	9,386
Selling and marketing expenses	24,978	26,086	20,448
Research and development expenses	35,672	34,387	29,616
General and administrative expenses	88,946	85,747	62,502

Operating Profit	200,720	192,431	162,225
Finance income	20,250	25,050	21,709
Finance expense	31,417	29,840	18,808
Share of profit of an associate	—	—	547

Profit Before Tax	189,553	187,641	165,673
Income taxes	43,863	44,625	31,404

Net Profit	145,690	143,016	134,269

Net Profit attributable to:
Equity holders of the parent	145,631	142,849	134,321
Non-controlling interests	59	167	(52)

	145,690	143,016	134,269

Earnings per share
Basic earnings per common share (in EUR)	0.55	0.54	0.53
Diluted earnings per common share (in EUR)	0.55	0.54	0.53

Summary Consolidated Statement of Financial Position

	At December 31,
	2023	2022
	(EUR thousand)
Assets
Non-current assets	1,209,685	813,923
Current assets	861,892	845,775
Total assets	2,071,577	1,659,698
Equity and liabilities
Total equity	1,132,646	995,910
Non-current liabilities	364,543	201,286
Current liabilities	574,388	462,502
Total liabilities	938,931	663,788
Total equity and liabilities	2,071,577	1,659,698

Summary Consolidated Statement of Cash Flows

	For the year ended December 31,
	2023	2022	2021
	(EUR thousand)
Net Cash Flows from operating activities	105,210	103,312	133,336
Net Cash Flows used in investing activities	(421,223)	(242,950)	(96,426)
Net Cash Flows from/(used in) financing activities	158,030	(44,536)	254,847
Net change in cash and cash equivalents	(157,983)	(184,174)	291,757

Non-GAAP Financial Measures

This prospectus supplement and the documents incorporated by reference herein include financial measures that are not prepared in accordance with IFRS, and may be considered non-GAAP measures within the meaning of applicable SEC rules and regulations. Any analysis of IFRS financial measures should be used only in conjunction with results presented in accordance with IFRS. Please see the subsection entitled “Non-GAAP Financial Measures” in our Annual Report, which is incorporated by reference herein, for more information.

The following non-GAAP measures and other non-GAAP measures in this prospectus supplement and the documents incorporated by reference are used by different companies for differing purposes and are often calculated in ways that reflect the circumstances of those companies. You should exercise caution in comparing these measures as reported by us to the same or similar measures as reported by other companies. These non-GAAP financial measures may not be comparable to similarly titled metrics of other companies. Accordingly, investors should not place undue reliance on these non-GAAP financial measures contained in this prospectus supplement or any other non-GAAP financial measures contained in the documents incorporated by reference herein.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA is defined as net profit before income taxes, finance income, finance expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA as adjusted for certain income and costs that are unrelated to the underlying performance of the business, and that management considers not reflective of ongoing operational activities of the Company. EBITDA is presented to aid management in their analysis of our performance and to assist in the comparison of our performance with that of our competitors. Adjusted EBITDA is provided in order to present how the underlying business has performed excluding the impact of certain significant items that management considers not reflective of underlying operating activities and which may alter the underlying performance and impair comparability of results between periods.

The following table sets forth the calculation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the fiscal years ended December 31, 2023 and 2022 and provides a reconciliation of these non-GAAP measures to the most comparable IFRS measures, Net Profit and Net Profit Margin. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA for a period by total revenue for the same period.

	(Amounts in € millions, except as indicated otherwise)
	For the year ended December 31,
	2023	2022
Net Profit	145.7	143.0
Income Taxes	43.9	44.6
Finance Income	(20.3)	(25.0)
Finance Expenses	31.4	29.8

Operating Profit	200.7	192.4
Depreciation and Amortization	78.5	64.8

EBITDA	279.2	257.3
Adjusting items(1)	12.3	6.3

Adjusted EBITDA	291.5	263.6

Revenue	1,085.4	983.7
Net Profit Margin (Net Profit/ Revenue)	13.4%	14.5%
Adjusted EBITDA Margin (Adjusted EBITDA/ Revenue)	26.9%	26.8%

(1)	See “Adjusted Operating Profit, Adjusted Operating Profit Margin, Adjusted Net Profit and Adjusted Diluted EPS” below for a description of adjusting items.

Adjusted Operating Profit, Adjusted Operating Profit Margin, Adjusted Income Taxes, Adjusted Net Profit and Adjusted Diluted EPS

Adjusted Operating Profit, Adjusted Income Taxes, Adjusted Net Profit and Adjusted Diluted EPS represent respectively Operating Profit, Income Taxes, Net Profit and Diluted EPS as adjusted for certain income and costs expected to occur infrequently, and that management considers not reflective of ongoing operational activities. Adjusted Operating Profit, Adjusted Income Taxes, Adjusted Net Profit and Adjusted Diluted EPS are provided in order to present how the underlying business has performed excluding the impact of the adjusting items, which may alter the underlying performance and impair comparability of results between the periods.

The following tables set forth the reconciliation of EBITDA, Operating Profit, Income Taxes, Net Profit, Diluted EPS with Adjusted EBITDA, Adjusted Operating Profit, Adjusted Income Taxes, Adjusted Net Profit and Adjusted Diluted EPS for the fiscal years ended December 31, 2023 and 2022.

	(Amounts in € millions, except as indicated otherwise)
For the year ended December 31, 2023	EBITDA	Operating Profit	Income Taxes (3)	Net Profit	Diluted EPS
Reported	279.2	200.7	43.9	145.7	0.55
Adjusting items:
Start-up costs new plants (1)	12.0	12.0	3.2	8.8	0.03
Restructuring and related charges (2)	0.3	0.3	0.1	0.2	0.00

Adjusted	291.5	213.0	47.2	154.7	0.58

	(Amounts in € millions, except as indicated otherwise)
For the year ended December 31, 2022	EBITDA	Operating Profit	Income Taxes (3)	Net Profit	Diluted EPS
Reported	257.3	192.4	44.6	143.0	0.54
Adjusting items:
Start-up costs U.S. plant (1)	6.2	6.2	1.6	4.6	0.02
Restructuring and related charges (2)	0.1	0.1	—	0.1	0.00

Adjusted	263.6	198.7	46.2	147.7	0.56

(1)

During the year ended December 31, 2023, we recorded €12.0 million of start-up costs for the new plants in Fishers, Indiana, United States, and in Latina, Italy. These costs are primarily related to labor costs incurred prior to the start-up of commercial operation that are associated with the training and travel of personnel who are employed in the production of our products which require specialized knowledge. During the year ended December 31, 2022, we recorded €6.2 million of start-up costs for the new plants in Fishers, Indiana, United States, in Zhangjiagang, China, and in Latina, Italy.

(2)

During the year ended December 31, 2023, we recorded €0.3 million of restructuring and related charges among general and administrative expenses. These are mainly employee costs related to the reorganization of some business functions. During the year ended December 31, 2022, we recorded €0.1 million in restructuring and related charges for the merger of Innoscan A/S into SVM Automatik A/S.

(3)	The income tax adjustment is calculated by multiplying the applicable nominal tax rate to the adjusting items.

The following table sets forth the calculation of Adjusted Operating Profit Margin and provides a reconciliation of this non-GAAP measure to the most comparable IFRS measure, Operating Profit Margin. Adjusted Operating Profit margin is calculated by dividing Adjusted Operating Profit for a period by total revenue for the same period.

	(Amounts in € millions, except as indicated otherwise)
	For the year ended December 31,
	2023	2022
Revenue	1,085.4	983.7
Operating Profit Margin (Operating Profit/ Revenue)	18.5%	19.6%
Adjusted Operating Profit Margin (Adjusted Operating Profit/ Revenue)	19.6%	20.2%

CAPEX

Capital Expenditure, or CAPEX, is the sum of investment amounts in property, plant and equipment and intangible assets during the period (excluding right-of-use assets recognized during the period in accordance with IFRS 16 Leases). These investment activities consist of acquisitions of property, plant and equipment and intangible assets, excluding the grants which may take the form of a transfer of a non-monetary asset (such as land).

The following table sets forth our CAPEX for the fiscal years ended December 31, 2023 and 2022:

	(Amounts in € millions, except as indicated otherwise)
	For the year ended December 31,
	2023	2022
Addition to Property, plants and equipment (1)	444.6	294.5
Addition to Intangible Assets	8.7	8.1

CAPEX	453.3	302.6

(1)	Addition related to the grant of land by the city of Fishers amounting to €8.3 million is excluded.

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities excluding interests paid and received, less investments in property, plant and equipment and intangible assets on a paid-out cash basis.

The following table sets forth the calculation of Free Cash Flow for the fiscal years ended December 31, 2023 and 2022:

	(Amounts in € millions, except as indicated otherwise)
	For the year ended December 31,
	2023	2022
Cash Flow from Operating Activities	105.2	103.3
Interest paid	3.1	3.5
Interest received	(0.9)	(0.8)
Purchase of property, plant and equipment	(433.2)	(235.0)
Proceeds from sale of property plant and equipment	0.6	0.1
Purchase of intangible assets	(8.7)	(8.1)

Free Cash Flow	(333.9)	(137.0)

THE OFFERING

Ordinary shares offered by us	6,350,000 ordinary shares (or 7,302,500 ordinary shares if the underwriters exercise their option to purchase additional ordinary shares from us in full).

Ordinary shares offered by the selling shareholder	6,350,000 ordinary shares (or 7,302,500 ordinary shares if the underwriters exercise their option to purchase additional ordinary shares from the selling shareholder in full).

Public offering price	$26.00 per ordinary share.

Option to purchase additional shares	We and the selling shareholder have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to an additional 952,500 ordinary shares from us and 952,500 ordinary shares from the selling shareholder at the public offering price, less underwriting discounts and commissions.

Ordinary shares to be outstanding after this offering	47,570,467 ordinary shares (49,475,467 ordinary shares if the underwriters exercise their option to purchase additional ordinary shares in full). Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise by the underwriters of such option.

Class “A” shares to be outstanding after this offering	254,319,569 class “A” shares (or 253,367,069 class “A” shares if the underwriters exercise their over-allotment option to purchase additional ordinary shares from us in full).

Lock-up	We, the selling shareholder, our directors and executive officers have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for a period of 60 days after the date of this prospectus subject to limited exceptions. See “Underwriting” for more information.

Pre-emptive rights	New issuances of shares of capital stock, including our ordinary shares or other classes of capital stock, are authorized pursuant to a resolution of shareholders at an extraordinary meeting. Pursuant to Italian law, shareholders are entitled to subscribe newly issued shares in proportion to their respective shareholdings. Subject to certain conditions, such pre-emptive rights may be excluded or limited by a resolution of the extraordinary shareholders’ meeting. In such event, the proposal concerning the issuance of new shares must be justified by the board of directors and the relevant subscription price must be consistent with the market value of the shares of the corporation. External auditors of the corporation must issue a report confirming the consistency of the subscription price with the market value of the shares of the corporation. Our shareholders meeting delegated to our board of directors the authority to increase the share capital, with certain limitations, by issuing ordinary shares with the exclusion of the pre-emptive rights pursuant to Article 2441, Paragraph 4, second sentence, of the Italian Civil Code, to be exercised within October 4, 2028. See our current report on Form 6-K filed with the SEC on October 6, 2023, which is incorporated by reference herein.

Use of proceeds

We expect to receive net proceeds from this offering of approximately $156.4 million, after deducting the underwriting discounts and commissions and offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including to enable us to satisfy the requirements of our ongoing investment activities and working capital needs, and to ensure an appropriate level of operating and strategic flexibility. See “Use of Proceeds.”

We will not receive any proceeds from the sale of ordinary shares by the selling shareholder.

Dividend policy	We have historically paid dividends on our ordinary shares during the last three years. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. See the section entitled “Item 10. Additional Information – B. Memorandum of Association and By-Laws” in our Annual Report for a description of our dividend policy.

Risk factors	An investment in our ordinary shares involves various risks and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-14 of this prospectus supplement and “Item 3.D. Risk Factors” in our Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus before deciding to invest in our ordinary shares.

Listing	“STVN.”

Transfer Agent	Computershare Trust Company, N.A.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment. Before deciding whether to invest in our ordinary shares, you should consider carefully the risk factors discussed below and those contained in the section entitled “Item 3.D. Risk Factors” contained in our Annual Report, as filed with the SEC, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC.

Risks Relating to this Offering

We will have broad discretion over the use of proceeds we receive in this offering and may not apply the proceeds in ways that increase the value of your investment.

We intend to use the net proceeds from this offering for general working capital and corporate purposes, including to enable us to satisfy the requirements of our ongoing investment activities and working capital needs, and to ensure an appropriate level of operating and strategic flexibility. However, as our business needs continue to evolve, our intended use of proceeds may vary accordingly. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by our management to apply these funds effectively could result in financial losses or cause the price of our ordinary shares to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. We will not receive any proceeds from the sale of ordinary shares by the selling shareholder in this offering.

The market price and trading volume of our ordinary shares may be volatile and could decline significantly.

If you purchase our ordinary shares in this offering, you may not be able to resell those shares at or above the public offering price. The trading price of our ordinary shares has fluctuated, and is likely to continue to be subject to fluctuations in the future. The trading price of our ordinary shares depends on a number of factors, including those described in this section and in the section entitled “Item 3.D. Risk Factors” in our Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, many of which are beyond our control and are not related to our operating performance. In addition, although our ordinary shares are listed on the NYSE, we cannot assure you that a trading market for our ordinary shares will be maintained.

The market price of our ordinary shares may be volatile and subject to wide fluctuations in response to a wide variety of factors, including the following:

•	operating results that vary from our financial guidance or the expectations of securities analysts and investors;

•	the financial performance of the major end markets that we target;

•	our concentrated voting control;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•	issuance of new or updated research or reports by securities analysts;

•	changes in government regulations;

•	fluctuations in exchange rate;

•	inflation;

•	rising interest rate;

•	financing or other corporate transactions;

•	the loss of any of our key personnel;

•	sales of our shares by us, our executive officers and board members, holders of our shares or other shareholders in the future;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; and

•	other events and factors, many of which are beyond our control.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

Future sales, or the possibility of future sales, of a substantial number of our shares could adversely affect the price of our ordinary shares.

The market price of our ordinary shares could decline as a result of sales of a large number of our ordinary shares in the public market following this offering. Our ordinary shares are freely tradable without restriction under the Securities Act, except for any of our shares that may be held or acquired by our directors, executive officers and other affiliates, as that term is defined in the Securities Act, which are restricted securities under the Securities Act. Restricted securities may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available. The perception that a large number of sales might occur may also cause the market price of our ordinary shares to decline.

We have agreed with the underwriters, subject to certain limited exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, or in any manner transfer all or a portion of the economic consequence associated with the ownership of ordinary shares, during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the underwriters.

The selling shareholder, our executive officers and directors have also agreed with the underwriters, subject to certain limited exceptions, during the period beginning on the date of the final prospectus supplement related to this offering until the date that is 60 days after date of the final prospectus supplement related to this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of any ordinary shares or any options or warrants to purchase any ordinary shares, or any securities convertible into, exchangeable for or that represent the right to receive ordinary shares, except with the prior written consent of the underwriters.

When the lock-up periods for the selling shareholder, us and our executive officers and directors expire, the selling shareholder, we and our executive officers and directors subject to a lock-up agreement could sell our equity securities in the public market, which could cause our share price to fall. The underwriters may, in their discretion, permit the persons who are subject to these lock-up agreements to sell our equity securities prior to the expiration of the lock-up agreements. See the section titled “Underwriting” for a description of the lock-up agreement with the underwriters of this offering. Sales of a substantial number of such equity securities upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause the market price of our ordinary shares to fall or make it more difficult for you to sell your ordinary shares at a time and price that you deem appropriate.

Purchasers of ordinary shares in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our ordinary shares is substantially higher than the as adjusted net tangible book value per ordinary share. Therefore, if you purchase our ordinary shares in this offering, you will pay a price per share that substantially exceeds the as adjusted net tangible book value per share after the completion of this offering. Based on the public offering price of $26.00 per share, you will experience immediate dilution of $21.70 per share (or $21.63 per share if the underwriters exercise their option to purchase additional shares in full), representing the difference between our as adjusted net tangible book value per share as of December 31, 2023 and the public offering price. Furthermore, if the underwriters exercise their option to purchase additional shares, you could experience further dilution. See the section titled “Dilution” for a more detailed description of the dilution to new investors in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by any investors in this offering. See the section titled “Dilution” for a more detailed discussion of the dilution you may incur if you purchase ordinary shares in this offering.

Claims of U.S. civil liabilities may not be enforceable against the selling shareholder, its board of directors, senior management and controlling persons.

The selling shareholder is incorporated under Italian law. The majority of the selling shareholder’s management and board of directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce judgments obtained in U.S. courts against them or us, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

We are obligated to maintain proper and effective internal control over financial reporting. Our internal controls were not effective for the year ended December 31, 2023, and in the future may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, the value of our ordinary shares.

As of December 31, 2023, we are no longer an “emerging growth company.” As a result, we are now required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”), beginning with our annual report on Form 20-F for the year ended December 31, 2023. Complying with Section 404 requires a rigorous compliance program as well as adequate time and resources.

The Section 404 assessment must include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting.

We identified material weaknesses in our internal control over financial reporting for the year ended December 31, 2023, and were unable to assert that our internal controls are effective. Accordingly we could lose investor confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on the price of our ordinary shares. We may not be able to complete the required remediation in a timely fashion.

Moreover, we are experiencing increased costs and demands on management resulting from our large accelerated filer status. To seamlessly operate through the transition from accelerated filer and emerging growth company to large accelerated filer, we have been devoting significant time and efforts to implement and comply with the additional standards, rules and regulations that now apply to us as a large accelerated filer, diverting such time from the day-to-day conduct of our business operations. Compliance with such additional requirements also will likely increase our legal, accounting and financial compliance costs. These requirements include, but are not limited to:

•	compliance with the auditor attestation requirements in the assessment of our internal control over financial reporting; and

•	compliance with any requirement that may be adopted by the Public Company Accounting Oversight Board.

Due to the complexity and logistical difficulty of implementing the standards, rules and regulations that apply to a large accelerated filer, there is an increased risk that we may be found to be in non-compliance with such standards, rules and regulations. Any failure to maintain effective disclosure controls and internal control over financial reporting could materially and adversely affect our business, results of operations and financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the sale of ordinary shares by the selling shareholder.

We expect to receive net proceeds from this offering, after deducting underwriting discounts and commissions and offering expenses payable by us, of approximately $156.4 million (€144.1 million), or approximately $180.6 million (€166.4 million) if the underwriters exercise their option to purchase additional ordinary shares from us in full.

We intend to use the net proceeds from this offering for general corporate purposes, including to enable us to satisfy the requirements of our ongoing investment activities and working capital needs, and to ensure an appropriate level of operating and strategic flexibility. Depending on the timing of such uses as outlined above, we may invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments and investment-grade securities. We cannot predict whether the proceeds invested will yield a favorable return.

Our board of directors and our management will have broad discretion in the way that we use the net proceeds of this offering. Our use of the net proceeds from this offering will depend on a number of factors, including our future revenue and cash generated by operations and the other factors described in “Risk Factors.”

CAPITALIZATION

The table below sets forth our cash and cash equivalents and capitalization as of December 31, 2023:

•	on an actual basis; and

•	on an as adjusted basis to reflect the issuance and sale of ordinary shares by us in this offering, after deducting underwriting discounts and commissions and offering expenses payable by us.

The table below was prepared from our audited consolidated financial statements as of December 31, 2023 and 2022, and for the years ended December 31, 2023, 2022 and 2021. The “as adjusted” information below is not necessarily indicative of what our capitalization would have been had this offering of our ordinary shares been completed as of December 31, 2023. The information contained in the table below should be read in conjunction with the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section herein entitled “Use of Proceeds” and “Item 5. Operating and Financial Review and Prospects” in our Annual Report, which is incorporated by reference herein.

	As of December 31, 2023
	Actual	As Adjusted
	(EUR thousands)
Cash and cash equivalents	€69,602	€213,755
Debt
Current debt(1)	€137,241	€137,241
Non-current debt(2)	€242,047	€242,047
Total debt	€379,288	€379,288
Shareholders’ equity
Ordinary shares of no par value: 295,540,036 actual shares issued and outstanding, 301,890,036 as adjusted shares issued and outstanding	€21,698	€22,162
Reserves and retained earnings	€965,202	€1,108,891
Net profit attributable to equity holders of the parent	€145,631	€145,631
Non-controlling interests	€115	€115
Total shareholders’ equity	€1,132,646	€1,276,799
Total capitalization	€1,511,934	€1,656,087

(1)	Consists of current bank overdrafts and short-term loan facilities, bank loans and financial liabilities for accrued interests.
(2)	Consists of non-current bank loans and notes.

The number of our shares to be outstanding after this offering is based on total outstanding ordinary shares and class “A” shares as of the date of this prospectus supplement.

Unless otherwise indicated, all information contained in this prospectus supplement does not give effect to any exercise by the underwriters of their option to purchase additional ordinary shares from us in this offering.

DILUTION

If you acquire our ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share after this offering. Our historical net tangible book value as of December 31, 2023 was €1,051.68 million ($1,141.49 million), or €3.56 per share ($3.86 per share). Historical net tangible book value per share represents the amount of our total assets, excluding intangible assets and goodwill, less total liabilities, divided by the total number of shares outstanding (including ordinary shares and class “A” shares).

After giving effect to the sale of ordinary shares that we are offering at the public offering price of $26.00 per share, after deducting underwriting discounts and commissions and offering expenses payable by us, our net tangible book value on an adjusted basis as of December 31, 2023 would have been $4.30 per share. This amount represents an immediate increase in net tangible book value of $0.44 per share to our existing shareholders and an immediate dilution of $21.70 per share to new investors purchasing ordinary shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for an ordinary share.

The following table illustrates this dilution:

Public offering price per share			$26.00
Net tangible book value per share as of December 31, 2023	$ 3.86
Increase in net tangible book value per share attributable to this offering		$ 0.44
As adjusted net tangible book value per share after this offering			$4.30
Dilution in net tangible book value per share to new investors in this offering			$21.70

If the underwriters exercise in full their option to purchase additional ordinary shares from us in this offering, the as adjusted net tangible book value after the offering would be $4.37 per share, the increase in net tangible book value to existing shareholders would be $0.50 per share, and the dilution to new investors would be $21.63 per share, in each case based on the public offering price of $26.00 per share.

SELLING SHAREHOLDER

The following table sets forth information regarding beneficial ownership of our ordinary shares for the selling shareholder as of March 7, 2024 as adjusted to reflect the sale of ordinary shares by us and the selling shareholder in this offering. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of ordinary shares beneficially owned by and the percentage ownership of a person, we have included ordinary shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These ordinary shares, however, are not included in the computation of the percentage ownership of any other person.

The calculations in the table below are based on 295,540,036 shares on an as-converted basis outstanding before this offering (including 34,870,467 ordinary shares and 260,669,569 class “A” shares, 30,073,093 of which are held by the Company in treasury), and 301,890,036 shares outstanding immediately after the completion of this offering (including 47,570,467 ordinary shares and 254,319,569 class “A” shares, 30,073,093 of which are held by the Company in treasury), assuming the underwriters do not exercise their over-allotment option.

The percentage of shares beneficially owned before the offering is computed on the basis of 295,540,036 of our shares before this offering. The percentage of shares beneficially owned after the offering is based on the number of our shares to be outstanding after this offering, including the     of our ordinary shares that the selling shareholder is selling in this offering, and assumes no exercise of the option to purchase additional ordinary shares from us or the selling shareholder unless otherwise indicated.

	Shares Beneficially Owned Prior to This Offering		Shares Being Sold in This Offering		Shares Beneficially Owned After This Offering
Name	Number	%			Number Assuming No Exercise of the Underwriters’ Option	%	Number Assuming Full Exercise of the Underwriters’ Option	%
			Number	%
Stevanato Holding S.r.l.(1)	230,596,476	78.03%	6,350,000	2.10%	224,246,476	74.28%	223,293,976	73.73%

(1)

These are class “A” shares. Sergio Stevanato currently holds a voting interest of approximately 68% in Stevanato Holding, while Franco Stevanato and Marco Stevanato hold a voting interest of approximately 16% each in Stevanato Holding. Notwithstanding this, under Stevanato Holding’s articles of association, (i) the sale of the Stevanato Group shares held by Stevanato Holding or of any rights attaching to them, and (ii) any extraordinary transaction concerning Stevanato Group (such as mergers, demergers or share capital increases with the exclusion of the existing shareholders’ pre-emption rights), in both points (i) and (ii) as a result of which Stevanato Holding would cease to control, directly or indirectly, also de facto, Stevanato Group as a result of which Stevanato Holding would cease to control, directly or indirectly, also de facto, Stevanato Group, require the unanimous vote of the board of directors of Stevanato Holding, which is composed of Sergio Stevanato, Franco Stevanato and Marco Stevanato. Moreover, according to the current articles of association of Stevanato Holding, all decisions concerning, inter alia, the exercise of the voting rights of the Stevanato Group shares held by Stevanato Holding (other than in the cases set forth in point (ii) above) require approval by a majority of the board of directors of Stevanato Holding, including always the favorable vote of Sergio Stevanato. Accordingly, none of Sergio Stevanato, Franco Stevanato and Marco Stevanato may be deemed to individually control Stevanato Holding and, indirectly, Stevanato Group or to hold the beneficial ownership of the shareholding held by Stevanato Holding in Stevanato Group. Stevanato Holding’s address is via Molinella no. 17, Piombino Dese (PD), Italy.

TAXATION

The following summary of Italian and U.S. federal income tax considerations of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in our ordinary shares, such as the tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than Italy and the United States. As such, the following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Italian Taxation

This section describes solely the material Italian tax consequences of acquiring, holding and disposing of the shares. It does not consider every aspect of Italian taxation that may be relevant to a particular holder of shares in special circumstances or who is subject to special treatment under applicable law, and it is not intended to be applicable in all respects to all classes of investors.

Where in this section English terms and expressions are used to refer to Italian concepts, the meaning to be given to these terms and expressions shall be the meaning to be given to the equivalent Italian concepts under Italian tax law. This summary assumes that the ordinary shares are listed on a regulated market as defined under the interpretation of the Italian tax authorities. This summary also assumes that Stevanato is organized, and that the business will be conducted, in the manner outlined in this prospectus supplement and the documents incorporated by reference herein. A change to the organizational structure or to the manner in which Stevanato conducts its business may invalidate the contents of this section, which will not be updated to reflect any such change.

This summary is based on the tax laws of the Republic of Italy and published case law / practice (unpublished case law / practice is not included) as it stands at the date of this prospectus supplement. The law upon which this description is based is subject to change, potentially with retroactive effect. Any such change may invalidate the contents of this description, which will not be updated to reflect this change.

Please note that, pursuant to the enabling law No. 111 dated 9 August 2023 (published in the Official Gazette, General Series, n. 189 of 14 August 2023), the Italian Parliament approved a set of general principles and criteria enabling the Government to implement a full reform of the Italian tax system, including the tax regimes applicable to dividends and capital gains. Therefore, the information provided with this summary may be subject to material amendments in the upcoming future. Shareholders and any potential prospective investors should consult their own tax advisors regarding the Italian tax consequences of acquiring, holding and disposing of shares in their particular circumstances and should investigate the nature and the origin of the amounts received as distributions in connection with the shares (dividends or reserves).

Definitions

For purposes of this section of this prospectus supplement, the terms defined have the meaning described below.

References to “CITA” are to Presidential Decree No. 917 of December 22, 1986 (the Consolidated Income Tax Act).

References to “Italian White List” are to the list of countries and territories allowing a satisfactory exchange of information with Italy (i) currently included in the Italian Ministerial Decree of September 4, 1996, as subsequently amended and supplemented or (ii) once effective in any other decree or regulation that will be issued in the future to provide the list of such countries and territories (and that will replace Ministerial Decree of September 4, 1996), including any country or territory that will be deemed listed therein for the purpose of any interim rule.

References to “Non-Qualified Shareholdings” are to shareholdings in companies listed on regulated markets other than Qualified Shareholdings.

References to “Qualified Shareholdings” are to shareholdings in companies listed on regulated markets represented by the ownership of shares (other than savings shares), rights or securities through which shares may be acquired which represent overall voting rights exercisable at ordinary shareholders’ meetings of over 2 percent or an interest in the share capital of over 5 percent.

References to “Transfer of Non-Qualified Shareholdings” are to transfers of shares (other than savings shares), rights or securities through which shares can be acquired, different from the Transfer of Qualified Shareholdings.

References to “Transfer of Qualified Shareholdings” are to transfers of shares (other than savings shares), rights or securities through which shares can be acquired, which exceed, over a period of twelve months, the threshold for their qualification as Qualified Shareholdings. The 12-month period starts from the date on which the securities and the rights owned represent a percentage of voting rights or interest in the capital exceeding the aforesaid threshold. For rights or securities through which holdings can be acquired, it is considered the percentage of voting rights or interest in the capital potentially attributable to the holdings.

Tax Regime for Dividends

Dividends allocated to the shares will be subject to the tax treatment ordinarily applicable to dividends paid by joint stock companies resident in Italy for tax purposes.

The following different methods of taxation are provided for the different classes of recipients.

(i) Italian resident individuals

Dividends received by individual shareholders who are resident in Italy for income tax purposes in connection with either a Non-Qualified Shareholding or a Qualified Shareholding, not holding the participation in connection with a business activity, are subject to a final withholding tax (“WHT”) at the rate of 26 percent pursuant to the article 27 of Presidential Decree No. 600 of September 29, 1973 (hereinafter “Decree 600/73”)—which will be withheld by Stevanato upon payment of the dividend—and do not have to be reported in the shareholders’ annual income tax return.

Dividends paid to individual shareholders who have entrusted the management of their financial assets, including the shares, to an authorized intermediary and have expressly elected for the discretionary investment portfolio regime (Regime del Risparmio Gestito, set forth by article 7 of Legislative Decree No. 461 of November 21, 1997 (“Decree 461/97”), as illustrated below) are not subject to WHT, and are included in the computation of the accrued annual increase in value of the managed assets, subject to an ad hoc 26 percent substitute tax withheld by the authorized intermediary pursuant to article 7(4) of Legislative Decree No. 461 of November 21, 1997.

Dividends received by resident individual shareholders, holding the shares in connection with a business activity, are not subject to WHT, if the individual shareholders declare to the payor before the payment of the dividends that the profits collected are from holdings related to the business activity. Such dividends are partially included in the individual shareholders’ taxable income, subject to personal income tax (“IRPEF”) for (i) 58.14 percent of their amount as to dividends paid out of profits realized in the tax years following the one in progress on December 31, 2016, (ii) 49.72 percent of their amount as to dividends paid out of profits realized from the tax year following the one in progress on December 31, 2007 up to the one in progress on December 31, 2016 and (iii) 40 percent of their amounts as to dividends paid out of profits realized in the tax years up to that in progress on December 31, 2007. For these purposes (taxation of the recipient), profits realized in the tax years up to the tax year in progress on December 31, 2007, and then profits realized in the tax years up to the tax year in progress on December 31, 2016 are deemed to be distributed with priority. IRPEF is generally levied at progressive rates ranging from 23 percent to 43 percent, plus local surcharges.

(ii) Partnerships (excluding non-commercial partnerships), companies and other commercial entities, which are resident in Italy for tax purposes

Dividends received by partnerships (other than non-commercial partnership) and similar entities as referred to in article 5 of the CITA, as well as to companies or entities as referred to in article 73 (1) sections a) and b) of the CITA, such as joint stock companies, partnerships limited by shares, limited liability companies, public and private entities (other than companies) and trusts whose sole or principal purpose is to carry on a business activity, which are resident in Italy for income tax purposes, are not subject to WHT at source and are included in the recipient’s overall taxable income.

In particular, dividends received by:

1.

partnerships and similar entities as referred to in article 5 of the TUIR (e.g., società in nome collettivo or società in accomandita semplice) are partially included in the relevant taxable and then proportionally allocated to the relevant partners on a look-through basis. In particular, such dividends are included for (i) 58.14 percent of their amount as to dividends paid out of profits realized in the tax years following the one in progress on December 31, 2016, (ii) 49.72 percent of their amount as to dividends paid out of profits realized from the tax year following the one in progress on December 31, 2007 up to the one in progress on December 31, 2016, and (iii) 40 percent of their amounts as to dividends paid out of profits realized in the tax years up to that in progress on December 31, 2007. For these purposes (taxation of the recipient), profits realized in the tax years up to the tax year in progress on December 31, 2007, and then profits realized in the tax years up to the tax year in progress on December 31, 2016 are deemed to be distributed with priority;

2.

entities subject to IRES as referred to in article 73(1) sections a) and b) of CITA (e.g., commercial and non-commercial entities such as società per azioni or società in accomandita per azioni), are included in the entities’ total taxable income for an amount equal to 5 percent of the received dividend amount and subject to the corporate income tax (“IRES”, currently levied at a rate of 24 percent). However, if the recipient is a company applying IFRS, dividends arising from securities accounted for in the financial statements as held for trading purposes only, would be fully included in the recipient’s taxable income for IRES purposes.

For some types of businesses and under certain conditions, the dividends received will also be included for 50 percent of their amounts in the taxable income subject to the Regional Tax on Business Activities (“IRAP”).

(iii) Non-commercial partnerships (società semplici)

Dividends paid to non-commercial partnerships (società semplici) are deemed to be received for transparency by their shareholders, with the application of the corresponding tax system. Application of WHT will be made correspondingly.

(iv) Italian non-commercial entities

Dividends received by non-commercial entities which are resident in Italy for income tax purposes are not subject to WHT and are normally included in the recipient’s overall taxable income for 100 percent of their amount subject to IRES. However, for non-commercial entities engaged in activities of general interest for the pursuit of civic, solidarity and social objectives dividends are included in the recipient overall taxable income for 50 per cent of their amount provided that such entities account for a non-distributable reserve equal to IRES that would have been paid had the exempt portion of dividend been subject to tax.

(v) Exempt and “excluded” entities resident in Italy for tax purposes

Dividends received by Italian residents exempt from IRES are generally subject to WHT at a rate of 26 percent. No Italian tax is levied at source on Italian entities that are excluded from income taxation pursuant to article 74(1) of the CITA.

(vi) Italian pension funds and OICR (other than real estate investment funds or real estate SICAF)

Dividends received by Italian pension funds established pursuant to article 17 of Legislative Decree No. 252 of December 5, 2005 are not subject to WHT and are included in the annual net accrued results of the pension fund, which is subject to a substitute tax of 20 percent. Subject to certain limitations and requirements (including a minimum holding period), dividends received by certain pension funds, not in connection with a Qualified Shareholding, may be exempt from any taxation if the shares meet the requirements set by to article 1(88-114) of Law No. 232 of December 11, 2016 (“Italian Budget Law for 2017”).

Dividends received by Italian undertakings for collective investment of saving income (OICR) and Luxembourg based OICR which have already been authorized for sale in Italy, subject to supervision, other than real estate investment funds and by Italian investment companies with variable or fixed capital (SICAV and SICAF), are not subject to WHT. Dividends received by the aforementioned investment funds are not subject to tax at the level of such entities pursuant to article 73(5-quinquies) of the CITA.

They are generally subject to taxation upon the investor at the time of payment or when the units of the aforementioned investment funds are transferred or redeemed.

(vii) Italian real estate investment funds and real estate SICAF

Dividends received by Italian-resident real estate investment funds established pursuant to article 37 of Legislative Decree No. 58 of 1998, and article 14-bis of Law No. 86 of January 25, 1994, and by Italian real estate SICAF are not subject to WHT pursuant to Law Decree No. 351 of September 25, 2001.

In some circumstances, the income realized by an Italian non-institutional real estate investment funds may be attributed to their non-institutional investors (thus being included in their income taxable in Italy) holding an investment of more than 5 percent of the fund assets.

(viii) Non-Italian resident shareholders holding the shares through a permanent establishment in Italy

No Italian WHT at source is levied on dividends paid to non-resident persons that hold the shares through a permanent establishment in Italy to which the shares are effectively connected. Only 5 percent of the dividends are included in the overall income subject to IRES, unless the shares are booked as shares held for trading by holders applying IFRS. In this case, dividends would be fully included in the recipient’s taxable income for IRES purposes.

For some types of businesses and under certain conditions, dividends are also included in the net value of production, which is subject to IRAP.

(ix) Non-Italian resident shareholders not holding the shares through a permanent establishment in Italy

A WHT at a rate of 26 percent is generally levied on dividends paid to non-resident persons that do not have a permanent establishment in Italy to which the shares are effectively connected.

Subject to a specific application that must be submitted to the Italian tax authorities under the terms and conditions provided by law, non-resident holders different from non-resident pension funds are entitled to a tax relief (in the form of a refund), which cannot be greater than 11/26 (eleven twenty-sixths) of the tax levied in Italy, if they can demonstrate that they have paid final tax abroad on the same profits by certification from the competent tax office of the foreign State.

As an alternative to the tax relief described above, persons resident in Countries that have a double tax treaty in force with Italy may request that the WHT on dividends be levied at the (reduced) rate provided under the applicable double tax treaty. Under article 10 of the Italy-U.S. double tax treaty (a) treaty entitled U.S. resident shareholders can generally benefit from a reduced WHT rate on dividends equal to 15 percent, (b) treaty entitled U.S. resident companies can benefit, under certain conditions, from a reduced WHT rate on dividends equal to 5 percent, and (c) certain qualified U.S. governmental entities are entitled, under certain conditions, to a full exemption from WHT on dividends.

The domestic WHT rate on dividends is 1.2 percent (and not 26 percent) if the recipients and beneficial owners of the dividends are companies or entities that are (a) resident for tax purposes in an EU Member State or in a State that is party to the European Economic Area Agreement (“EEA Member State”) and is included in the Italian White List and (b) subject to corporate income tax in such State. These companies and entities are not entitled to the tax relief described above.

The domestic WHT rate on dividends is 11 percent (and not 26 percent) if the recipients and beneficial owners of the dividends are pension funds that are set up in an EU Member States or an EEA Member State included in the Italian White List. These pension funds are not entitled to the tax relief described above.

Moreover, article 1(631-632) of Law No. 178 of December 30, 2020 (“2021 Budget Law”) has introduced favorable tax regime applicable to certain undertakings for collective investment (“UCIs”) established outside of Italy according to which dividends derived from shareholdings in Italian tax resident companies are not subject to taxation in Italy, if realized by: (i) foreign UCIs compliant with Directive 2009/65/EC (UCITS Directive), or (ii) foreign UCIs (not compliant with Directive 2009/65/EC) established in an EU Member State or EEA Member State allowing for an adequate exchange of information for tax purposes and whose manager is subject to regulatory supervision in the Country where it is established pursuant to Directive 2011/61/EU (AIFM Directive).

Under article 27-bis of Decree 600/73, which implemented in Italy Directive 435/90/EEC of July 23, 1990, then recast in EU Directive 2011/96 of November 30, 2011 (the “Parent-Subsidiary Directive”), a company is entitled to a full refund of the WHT levied on the dividends if it (a) has one of the legal forms provided for in the appendix to the Parent-Subsidiary Directive, (b) is resident for tax purposes in an EU Member State without being considered to be resident outside the EU according to a double tax treaty signed with a non-EU country, (c) is subject in the Country of residence to one of the taxes indicated in the appendix to the Parent-Subsidiary Directive with no possibility of benefiting from optional or exemption regimes that have no territorial or time limitations and (d) directly holds shares that represent an interest in the issued and outstanding capital of Stevanato of no less than 10 percent for an uninterrupted period of at least one year. If these conditions are met, and as an alternative to submitting a refund request after the dividend distribution, the nonresident company may request that no tax be levied at the time the dividends are paid, provided that (x) the 1-year holding period under condition (d) above has already run and (y) the non-resident company promptly submits proper documentation. EU resident companies that are controlled directly or indirectly by persons that are not resident in a EU Member State may request the refund or the direct withholding exemption only if the EU resident companies prove that they do not hold the shares for the sole or primary purpose of benefiting from the Parent-Subsidiary Directive.

The application of the above-described tax relief, WHT reduction under the double tax treaties or WHT exemption, is subject to conditions required under the applicable laws and/or treaties, which may vary depending on the case, as well as to the fulfillment by the shareholders of certain formalities, such as the timely provision to the withholding tax agent of affidavits, self-statements and tax residence certificates. In this respect, shareholders should consult with their own independent tax advisors to determine whether they are eligible for, and how to obtain, such tax relief, WHT reductions or exemption.

Distributions of Certain Capital Reserves

Special rules apply to the distribution of certain capital reserves, including reserves or funds created with share offerings’ premiums, adjusted interest paid by subscribers of shares, capital contributions, capital account payments made by shareholders or tax-exempt monetary revaluation funds. Under certain circumstances, such distribution may trigger taxable income in the hands of the recipients depending on the existence of current profits or outstanding profit reserves of the distributing company at the time of the distribution, and on the actual nature of the reserves so distributed. The application of such rules may also have an impact on the tax basis of the shares and the characterization of the taxable income received by the recipients as well as the tax regime applicable to it. Non-Italian resident shareholders may be subject to tax in Italy as a result of the distribution of such reserves pursuant to the same tax regime applicable to dividends as described at section “Tax Regime for Dividends” above. Prospective investors should consult their advisors in case any distributions of such capital reserves occur.

Tax Regime for Capital Gains Realized Upon Transfer of Shares

(i) Italian resident individuals not carrying out business activities

Capital gains, other than those realized in connection with the carrying out of a business activity, realized by individuals resident in Italy for tax purposes upon transfer for consideration of shares are subject to the same tax regime whether they are realized upon Transfer of Qualified Shareholdings or Transfer of Non-Qualified Shareholdings.

In particular, such capital gains are subject to substitute tax at a rate of 26 percent. The taxpayer may opt for one of the following three regimes:

(a)

Taxation under tax return regime (“regime della dichiarazione”). Under the tax return regime, which is the standard regime for taxation of capital gains realized by Italian resident individuals not carrying out a business activity, a 26 percent substitute tax on capital gains will be chargeable, on a cumulative basis, on all capital gains, net of any relevant incurred capital loss of the same nature. The mentioned substitute tax must be paid within the deadline for the payment of the balance income tax due on the basis of the tax return. Capital losses in excess of capital gains may be carried forward against capital gains of the same nature realized in the following four years, provided that such capital losses are reported in the tax return of the year when they were realized. The tax return method is mandatory in the event that the taxpayer does not choose one of the two alternative regimes mentioned in (b) and (c) below.

(b)

Non-discretionary investment portfolio (“risparmio amministrato”) regime (optional). Pursuant to article 6 of Decree 461/97, Italian resident individuals holding shares otherwise than in connection with business activity may elect to pay 26 percent substitute tax, separately on capital gains realized on each transfer of the shares. Such separate taxation of capital gains is allowed provided (i) the shares being deposited with Italian banks, SIMs or certain authorized financial intermediaries; and (ii) an express election by the relevant shareholder for the “risparmio amministrato” regime being made in writing in due time. Under the risparmio amministrato regime, the financial intermediary is responsible for accounting for the due substitute tax in respect of capital gains realized on each transfer of the shares (as well as in respect of capital gains realized at revocation of its mandate), net of any relevant incurred capital loss of the same nature. Then the intermediary is required to pay the due amount of tax to the Italian tax authorities on behalf of the taxpayer, by deducting a corresponding amount from proceeds to be credited to the shareholder or using funds provided by the shareholder for this purpose. Under the “risparmio amministrato” regime, where a transfer of the shares results in capital loss, such loss may be deducted from capital gains of the same nature subsequently realized within the same relationship of deposit in the same tax year or in the following tax years up to the fourth. Under the “risparmio amministrato” regime, the shareholder is not required to declare capital gains in its annual tax return.

(c)

Discretionary investment portfolio (“risparmio gestito”) regime (optional). Pursuant to article 7 of Decree 461/97, any capital gains accrued on shares held otherwise than in connection with business activity by Italian resident individuals who have entrusted the management of their financial assets, including the shares, to an authorized intermediary and have elected for the “risparmio gestito” regime will be included in the computation of the annual increase in value of the accrued managed assets result, even if not actually received, at year end, which is subject to a 26 percent substitute tax to be applied on behalf of the taxpayer by the managing authorized intermediary. Under the “risparmio gestito” regime, any depreciation of the managed assets accrued at year end may be carried forward against increase in value of the managed assets accrued in any of the four following tax years. Under the “risparmio gestito” regime, the shareholder is not required to report capital gains realized in its annual tax return.

(ii) Italian resident individual shareholders holding the shares in connection with a business activity and partnerships and similar entities (excluding non-commercial partnerships)

Capital gains realized by partnerships and similar entities or Italian residents on the sale or disposal of the shares held in connection with a business activity, are included in the recipients’ overall taxable income for the entire amount in the tax year in which they are realized, subject to income tax at ordinary rates. However, if the conditions indicated in the following paragraph for the partial exemption provided for capital gains realized by Italian resident companies and commercial entities were satisfied, these capital gains would be subject to tax only partially, in an amount equal to 58.14 percent (49.72 percent for commercial partnerships) of the capital gains realized. In this event, the relating capital losses would be deductible for a corresponding amount.

(iii) Italian companies and commercial entities

Capital gains realized by Italian resident commercial companies subject to IRES, private and public entities as well as “opaque” trusts whose sole or principal purpose is to carry out a business activity, are included in their taxable income and are subject to IRES according to the ordinary rules. If the shares were held and accounted for as fixed financial assets in the three-year period preceding the disposal, the shareholder may elect to spread any realized gain on a straight-line basis across the five-year period commencing in the tax year in which the gain is realized and the following four pursuant to article 86(4) of the CITA.

However, under article 87 of the CITA (“participation exemption” regime), capital gains arising from the disposal of the shares are tax-exempt for 95 percent of such capital gains, whereas the remaining 5 percent is included in the shareholders’ taxable income and is subject to IRES, if the following conditions are met:

(a)

the shareholding must be held, without interruption, from the first day of the twelfth month preceding the month in which the sale occurs (the most recently purchased shares being deemed to have been sold first);

(b)

the shareholding must be accounted for in the financial statements of the shareholder as a fixed financial asset in the first year of the holding period. To parties who prepare their financial statements in accordance with IFRS the shares not accounted as “held for trading” are deemed as fixed financial assets;

(c)

residence for tax purposes of the participated entity in a country other than those with a privileged tax regime in accordance with the criteria set out in article 47-bis(1) of the CITA. This requirement must be met at the time when the capital gain is realized, without interruption, since the beginning of the holding of the shares or, if the shares are held since more than five years and the disposal is made in favor of entities not belonging to the sale group of the seller, from at least the beginning of the fifth tax period preceding the one in which the gain is realized.

(d)

the participated entity carries out a commercial business activity according to the definition set forth in article 55 of the CITA; however, this requirement is not relevant for shareholdings in companies whose securities are traded on regulated markets (as for the shares). This requirement must be met at the time when the capital gain is realized, without interruption, from at least the beginning of the third tax period preceding the one in which the gain is realized.

If the aforementioned requirements are met, the capital losses made on holdings are not deductible from business income.

Capital losses and negative differences between revenue and costs for shares that do not meet the requirements for participation exemption are not relevant up to the non-taxable amount of dividends, or of accounts thereof, received in the thirty-six months prior to their transfer. This provision applies with reference to shares acquired during the thirty-six month period prior to the realization of capital losses or negative differences, provided that the conditions under (c) and (d) above are met; such a provision does not apply to parties who prepare their financial statements in accordance with IFRS as referred to in Regulation (EC) No. 1606/2002 of the European Parliament and Council of July 19, 2002.

Capital losses in excess of Euro 50,000 must be reported to the Italian tax administration in the tax return.

Moreover, the data and the information relating to capital losses in excess of Euro 5,000,000, deriving from the sales of shares accounted for as fixed financial assets, must be included in the recipient’s tax return. Such an obligation does not apply to parties who prepare their financial statements in accordance with IFRS.

Under certain conditions, capital gains on the shares realized by certain companies and commercial entities are also subject to IRAP, at ordinary rates.

(iv) Non-commercial partnerships (società semplici)

Capital gains realized by non-commercial partnerships are subject to the tax regime described in connection with capital gains realized by Italian resident individuals not carrying out business activities.

(v) Non-commercial entities, which are resident in Italy for tax purposes

Capital gains realized on the sale or disposal of the shares by Italian-resident public or private non-commercial entities and trusts are subject to the tax regime described in connection with capital gains realized by Italian resident individual shareholders otherwise than in connection with a business activity.

(vi) Italian pension funds and investment funds

Capital gains realized by Italian resident pension funds established pursuant to article 17 of Legislative Decree No. 252 of December 5, 2005 are subject to the same tax regime described under the paragraph relating to the taxation regime of dividends received by such funds, above. Subject to certain limitations and requirements (including a minimum holding period), capital gains realized by certain pension funds, not in connection with a Qualified Shareholding, may be exempt from any taxation if the shares meet the requirements set by article 1 (88-114) of the Italian Budget Law for 2017.

Capital gains realized by Italian resident Investment Funds, SICAVs and SICAFs are subject to the same tax regime described under the paragraph relating to the taxation regime of dividends received by such entities, above.

(vii) Italian real estate investment funds

Capital gains realized by real estate investment funds and real estate SICAFs are subject to the same tax regime described under the paragraph relating to the taxation regime of dividends received by such entities, above.

(viii) Non Italian residents

Capital gains realized by non-Italian resident shareholders without a permanent establishment in Italy, through which the relevant shares are held, are subject to the following tax regimes:

(a)

Transfer of a Non-Qualified Shareholding relating to shares listed on a regulated market, such as the shares, are not subject to taxation in Italy pursuant to article 23 of the CITA. In such case, in order to benefit from this exemption, non-Italian resident holders who hold the shares with an Italian authorized financial intermediary may be required to file a statement evidencing their residence outside of Italy for tax purposes;

(b)

Transfers of a Qualified Shareholding disposed by a resident of a EU Member State or of EEA Member State allowing for an adequate exchange of information for tax purposes other than individuals, not having a permanent establishment in Italy, are subject to a substitute tax at the rate of 26 percent on 5 percent of the capital gain realized, provided that the requirements set forth by article 87 of the CITA for the participation exemption regime are fulfilled. 5 per cent of capital losses realized upon disposal of a Qualified Shareholding are deductible against other capital gains realized upon disposal of other Qualified Shareholding;

(c)

Transfers of a Qualified Shareholding other than those under letter b) above are subject to the same taxation regime of capital gains realized by resident individual shareholders not engaged in a business activity. Therefore, capital gains realized are subject to substitute tax at the rate of 26 percent (under one of the regimes described above for “Italian resident individuals not carrying out business activities”).

The tax regimes described above will not prevent the application, if more favorable to the taxpayer, of any different provisions of any applicable double taxation treaty with Italy. Most double taxation treaties entered into by Italy provide that capital gains realized on the disposal of shares are subject to tax only in the Country of residence of the seller. In such a case, the capital gains realized by non-resident shareholders on the disposal of the Shares will not be subject to tax in Italy. Under article 13(4) of the Italy-U.S. double tax treaty, capital gains realized by treaty entitled U.S. resident shareholders upon disposal of the Shares would be subject to tax only in the U.S.

Article 1(633) of the 2021 Budget Law has introduced favorable tax regime applicable to certain UCIs established outside of Italy according to which capital gains derived from Qualified Shareholdings in Italian tax resident companies are not subject to taxation in Italy, if realized by: (i) foreign UCIs compliant with Directive 2009/65/EC (UCITS Directive), or (ii) foreign UCIs (not compliant with Directive 2009/65/EC) established in an EU Member State or EEA Member State allowing for an adequate exchange of information for tax purposes and whose manager is subject to regulatory supervision in the Country where it is established pursuant to Directive 2011/61/EU (AIFM Directive).

Capital gains realized by non-resident shareholders holding the shareholding through a permanent establishment in Italy are included in the permanent establishment’s overall taxable income and are subject to tax in accordance with the tax regime indicated for capital gains realized by Italian resident companies or commercial entities, above.

Financial Transaction Tax

Article 1(491-500) of Law No. 228 of December 24, 2012 introduced a financial transaction tax (“FTT”) applicable, among others, to the transfers of the ownership of (i) shares issued by Italian joint stock companies (società per azioni), (ii) participating financial instruments (as defined under article 2346(6) of the Italian Civil Code) issued by Italian resident corporations and (iii) securities representing equity investments in Italian resident corporations. The residence of the issuer for the purposes of FTT is the place where the issuer has its registered office.

Since the registered office of Stevanato is in Italy, transfers of ownership of the shares will be subject to FTT.

The FTT is due by the transferee of the relevant financial instruments and is generally levied by any financial intermediary intervening in the transaction and has to be paid on or before the 16th day of the month following the one in which the ownership was transferred.

The FTT rates are equal to 0.10 percent for transfers of shares executed in regulated stock markets or through multilateral trading facilities and 0.20 percent for all other taxable transfers. Based on the specific FTT regulations, on the assumption that the NYSE is considered a regulated stock market for FTT purposes, the transfer of the shares that occurs on the NYSE market should be subject to 0.10 percent FTT tax rate.

Shareholders are recommended to consult their independent advisors with respect to the application of FTT.

Stamp Duty

Pursuant to article 13(2bis-2ter) of the Tariff attached to Presidential Decree No. 642 of October 26, 1972, as amended, regulating the Italian stamp duty (imposta di bollo), subject to certain conditions, a stamp duty may be due, at the rate of 0.2 percent on the market value of the shares, in connection with the periodic reporting communications sent by Italian financial intermediaries to their clients with respect to any financial instruments (such as the shares), if deposited with an Italian financial intermediary or with an Italian permanent establishment of a foreign financial intermediary. The stamp duty cannot exceed Euro 14,000 for taxpayers other than individuals.

The stamp duty applies to any investor who is a client (as defined in the regulations issued by the Bank of Italy on June 20, 2012) of an entity that exercises in any form a banking, financial or insurance activity within the Italian territory.

Tax on the Value of Financial Activities Held Abroad

Italian resident individuals, certain partnerships (società semplici) and non-commercial entities holding financial activities abroad shall be generally subject to tax on the value thereof (“Ivafe”).

Ivafe applies at a rate of 0.2 percent on the value of the financial activity and is due in proportion to the percentage of ownership and the holding period. The value of financial activity corresponds to the market value at the end of each calendar year (or at the end of the holding period); if it is not available, the relevant value is the nominal or the redemption value.

A tax credit is generally granted for any net worth tax paid abroad by the Italian resident individual in relation to the same financial activities, in an amount not exceeding the Ivafe due.

Details of the financial activities held abroad have to be inserted in the income tax return to be filed in Italy by the Italian resident individuals.

Tax Monitoring Obligations

Individuals, non-commercial entities and certain partnerships (in particular, società semplici or similar partnerships in accordance with article 5 of the TUIR) resident in Italy for tax purposes are required to report in their yearly income tax return, for tax monitoring purposes, the amount of securities and financial instruments (including the shares) held abroad during a tax year, from which income taxable in Italy may be derived.

In relation to the shares, such reporting obligation shall not apply if the shares are not held abroad and, in any case, if the shares are deposited with an Italian financial intermediary that intervenes in the collection of the relevant income and the intermediary applied the due withholding or substitute tax on any income derived from such shares.

Inheritance and Gift Tax

Subject to certain exceptions, Italian inheritance and gift tax is generally payable on transfers of assets and rights (including shares) (i) by reason of death or donations by Italian residents, even if the transferred assets are held outside Italy and (ii) by reason of death or donations by non-Italian residents, but limited to transferred assets located in Italy (which are presumed by law to include shares of Italian resident companies).

Subject to certain exceptions, transfers of assets and rights (including the shares) on death or by gift are generally subject to inheritance and gift tax:

•

at a rate of 4 percent in case of transfers made to the spouse or relatives in direct line, on the portion of the global net value of the transferred assets, if any, exceeding, for each beneficiary, Euro 1,000,000;

•

at a rate of 6 percent in case of transfers made to relatives to the fourth degree or relatives-in-law to the third degree (in the case of transfers to brothers or sisters, the 6 percent rate is applicable only on the portion of the global net value of the transferred assets, if any, exceeding, for each beneficiary, Euro 100,000); and

•	at a rate of 8 percent in any other case.

If the beneficiary of any such transfer is an individual with a severe disability pursuant to Law No. 104 of February 5, 1992, inheritance or gift tax is applied only on the value of the asset transferred in excess of Euro 1,500,000 at the rates illustrated above, depending on the relationship existing between the deceased or donor and the beneficiary.

U.S. Federal Income Tax Considerations

The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our shares by U.S. Holders (defined below). Unless otherwise noted, this summary addresses only U.S. Holders that hold our shares as capital assets for U.S. federal income tax purposes. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions, administrative pronouncements, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s particular circumstances or that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax law, such as:

•	banks and other financial institutions;

•	insurance companies;

•	pension plans;

•	cooperatives;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders that elect to use a mark-to-market method of accounting;

•	certain former citizens or long-term residents of the United States;

•	tax-exempt entities (including private foundations);

•	persons holding our shares through individual retirement accounts or other tax-deferred accounts;

•	persons that acquire our shares pursuant to any employee share option or otherwise as compensation;

•	persons that hold our shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•	persons whose functional currency is not the U.S. dollar;

•	persons that actually or constructively own 10% or more of our stock (by vote or value); and

•	partnerships or other entities or arrangements subject to tax as partnerships for U.S. federal income tax purposes.

In addition, this summary does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, or alternative minimum tax considerations, or the Medicare tax on certain net investment income.

The information set forth below is of a general nature only and is not intended to be tax advice. Each prospective investor should consult its tax advisor with respect to the U.S. federal, state, local and non-U.S. income and other tax considerations of owning and disposing of our shares in light of its particular circumstances.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States or any political subdivision thereof;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all of the trust’s substantial decisions, or (ii) the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our shares and their partners should consult their tax advisors regarding an investment in our shares.

Distributions

The gross amount of any distributions received by a U.S. Holder on our shares (including any amounts withheld in respect of Italian withholding taxes) will generally be subject to tax as dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be includible in the gross income of such U.S. Holder on the day actually or constructively received. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in our shares and thereafter generally as capital gain. We do not intend to calculate our earnings and profits for U.S. federal income tax purposes, however. Therefore, U.S. Holders should expect that a distribution will generally be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Any such dividends will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. The following discussion assumes that any dividends will be paid in Euros.

The gross amount of any dividend paid in Euros, including any taxes withheld therefrom, will be included in the gross income of a U.S. Holder in an amount equal to the U.S. dollar value of the Euros received calculated by reference to the exchange rate in effect on the date the dividend distribution is received, regardless of whether the payment is in fact converted into U.S. dollars on such date.

If the Euros are converted into U.S. dollars on the date of receipt, a U.S. Holder should generally not be required to recognize any foreign currency gain or loss in respect of the dividend. If the Euros received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in such Euros equal to their U.S. dollar value on the date of receipt. Any recognized gain or loss on a subsequent conversion or other disposition of the Euros will be treated as ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Individuals and other non-corporate U.S. Holders may be eligible for reduced rates of taxation on dividends received from a qualified foreign corporation, provided that certain holding period and other requirements are satisfied. A non-U.S. corporation that is not classified as a passive foreign investment company (“PFIC”) with respect to the relevant U.S. Holder for the taxable year in which the dividend is paid or the preceding taxable year is generally treated as a qualified foreign corporation with respect to dividends on shares that are “readily tradable” on an “established securities market” in the United States. Our shares have been approved for listing on the NYSE, which is an established securities market in the United States and are expected to be treated as readily tradable for this purpose. There can be no assurance, however, that our shares will be considered readily tradable on an established securities market for purposes of these rules in the current year or in future years.

Dividends on our shares will generally be treated as income from sources outside the United States and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our shares. A U.S. Holder that does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the U.S. foreign tax credit are complex and the application thereof depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit in light of their particular circumstances.

Sale or Other Disposition of Our Shares

A U.S. Holder will generally recognize gain or loss on the sale or other disposition of our shares in an amount equal to the difference between the amount realized on the disposition (or, if the amount realized is denominated in a foreign currency, the U.S. dollar equivalent thereof, generally determined by reference to the spot rate of exchange on the date of disposition) and the holder’s adjusted tax basis in such shares. Any such gain or loss will generally be long-term capital gain or loss if the holder’s holding period for our shares exceeds one year at the time of disposition and will generally be U.S. source gain or loss for U.S. foreign tax credit purposes. Individuals who are U.S. Holders will generally be subject to U.S. federal income tax on net long-term capital gains at a lower rate than the rate applicable to ordinary income. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their tax advisors regarding the tax consequences to them if a foreign tax is imposed on their disposition of our shares, including with respect to the availability of the foreign tax credit in their particular circumstances.

Passive Foreign Investment Company

A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income (the “income test”) or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). Passive income generally includes dividends, interest, rents, royalties and net gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and (subject to certain exceptions) working capital. The company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by the company in each category. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own directly or indirectly, or constructively, 25% or more (by value) of its stock.

Based on our income and assets, and the value of our shares, we do not believe that we were a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2023 and we do not expect to become a PFIC for the current taxable year or in any future taxable year. PFIC status is a factual determination, however, and must be made annually after the close of each taxable year, on the basis of the composition of our income and assets. Therefore, there can be no assurance that we were not classified as a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2023, or will not be classified as a PFIC for U.S. federal income tax purposes for the current taxable year or in any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” that the U.S. Holder receives and any gain that the U.S. Holder realizes from a sale or other disposition (including a pledge) of its shares, unless the U.S. Holder makes a “mark-to-market” election as discussed below. Distributions received by a U.S. Holder on our shares in a taxable year that exceed 125% of the average annual distributions on our shares that the U.S. Holder received in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for our shares, will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated pro rata over the U.S. Holder’s holding period for our shares;

•

amounts allocated to the current taxable year and to any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”) will be subject to tax as ordinary income;

•	amounts allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest marginal tax rate in effect applicable to the U.S. Holder for that year; and

•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our shares and any of our non-U.S. subsidiaries are also PFICs, the U.S. Holder will be treated as owning a proportionate amount (by value) of our shares of each such non-U.S. subsidiary classified as a PFIC for purposes of the application of these rules.

If we are a PFIC, certain elections may be available that would result in alternative treatments, such as mark-to-market treatment, of our shares. Each U.S. Holder should consult its tax advisor as to whether a mark-to-market election is available or advisable with respect to our shares. Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any such lower-tier PFICs. We do not intend to prepare or provide the information that would enable U.S. Holders to make a qualified electing fund election, which, if available, would result in tax treatment different from the general tax treatment for PFICs discussed above. If we are considered a PFIC, a U.S. Holder also will be subject to annual information reporting requirements.

If we are a PFIC for any taxable year during which a U.S. Holder holds our shares, we will continue to be treated as a PFIC with respect to such U.S. Holder’s shares unless (i) we cease to be a PFIC and (ii) the U.S. Holder has made a “deemed sale” election under the PFIC rules.

U.S. Holders should consult their tax advisors regarding the potential application of the PFIC rules to an investment in our shares.

Foreign Financial Asset Reporting

Certain U.S. Holders are required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds certain threshold amounts. Our shares are expected to constitute foreign financial assets subject to these requirements unless our shares are held in an account at certain financial institutions. Significant penalties may be imposed for failure to comply with these reporting requirements. U.S. Holders should consult their tax advisors regarding the application of these rules.

UNDERWRITING

Under the terms and subject to the conditions contained in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and William Blair & Company, L.L.C. are acting as representatives, have severally agreed to purchase, and we and the selling shareholder have agreed to sell to them, severally, the following respective numbers of ordinary shares:

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	5,368,636
William Blair & Company, L.L.C.	5,368,636
BofA Securities, Inc.	785,091
Citigroup Global Markets Inc.	785,091
KeyBanc Capital Markets Inc.	392,546
Total	12,700,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the ordinary shares subject to their acceptance of the ordinary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to purchase the ordinary shares included in this offering are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated, severally and not jointly, to purchase all the ordinary shares (other than those covered by the over-allotment option described below) if they purchase any of the ordinary shares.

All sales of ordinary shares in the United States will be made through United States registered broker-dealers. Sales of ordinary shares made outside the United States may be made by affiliates of the underwriters. The address of Morgan Stanley & Co. LLC is 1585 Broadway, New York, NY 10036. The address of William Blair & Company, L.L.C. is 150 North Riverside Plaza, Chicago, Illinois 60606.

We and the selling shareholder have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase on a pro rata basis up to 952,500 additional ordinary shares from us and up to 952,500 additional ordinary shares from the selling shareholder at the public offering price listed on the cover page of this prospectus supplement less the underwriting discounts and commissions. Any ordinary shares issued or sold under the option will be issued and sold on the same terms and conditions as the other ordinary shares that are the subject of this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ordinary shares from us and the selling shareholder as the number listed next to the underwriter’s name in the preceding table bears to the total number of ordinary shares listed next to the names of all underwriters in the preceding table.

The underwriters propose to offer the ordinary shares initially at the public offering price set forth on the cover of this prospectus supplement. Any ordinary shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.57 per share. If all the ordinary shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The following table shows the underwriting discounts and commissions that we and the selling shareholder are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Per Share	Total
Public offering price	$26.00	$330,200,000
Underwriting discount(1)	$0.57	$7,264,400
Proceeds, before expenses, to us(1)	$25.43	$161,467,800
Proceeds, before expenses, to the selling shareholder(1)	$25.43	$161,467,800

(1)

If the underwriters exercise the option in full, the proceeds, before expenses, to us will increase by $24,220,170, and to the selling shareholder will increase by $24,220,170, and the total underwriting discounts and commissions payable by will increase by $1,089,660.

We and the selling shareholder estimate that our respective portions of the total expenses of the offering, exclusive of the underwriting discounts and commissions, will be $5,000,000 and $2,500,000, respectively. We and the selling shareholder have agreed to reimburse the underwriters for certain of their expenses in an amount up to $40,000.

The underwriters have informed us that they do not intend sales to accounts over which the underwriters have discretionary authority to exceed 5% of the total number of ordinary shares offered by them.

Our ordinary shares are listed on the NYSE under the symbol “STVN.”

We have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we will not, and will not publicly disclose an intention to, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares, whether any such transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise or (iii) file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares, for a period of 60 days after the date of this prospectus supplement, except transfers related to facilitating the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfers occur under such plan during the lock-up period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith until after the expiration of the lock-up period.

The selling shareholder and each of our directors and executive officers have agreed that, without the prior written consent of the representatives on behalf of the underwriters, they will not, and will not publicly disclose an intention to, for a period of 60 days after the date of this prospectus supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by such person or any other securities so owned convertible into or exercisable or exchangeable for ordinary shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

The foregoing paragraph shall not apply to (a) transactions relating to ordinary shares or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of ordinary shares or other securities acquired in such open market transactions, (b) transfers of ordinary shares or any security convertible into ordinary shares as a bona fide gift or charitable contribution, (c) transfers of ordinary shares or any security convertible into ordinary shares by will or intestacy or to any immediate family or to a trust whose beneficiaries consist exclusively of one or more of the persons adhering to the lockup and/or any immediate family, (d) distributions of ordinary shares or any security convertible into ordinary shares to limited partners or shareholders of the person adhering to the lockup, (e) transfers to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in

Rule 405 promulgated under the Securities Act) of the person adhering to the lockup or the immediate family of such person, or to any investment fund or other entity controlled or managed by such person or affiliates of such person, and such transfer is designed for the direct or indirect benefit of such person or the immediate family of such person, (f) the transfer or disposition of ordinary shares or any other securities, or sales or disposition of ordinary shares to the Company, solely upon a vesting or settlement event of the Company’s securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis, in each case pursuant to any equity incentive plan of the Company described in this prospectus supplement (any transfer to the Company to be solely for the payment of taxes as a result of such transaction), (g) transfers related to facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of ordinary shares, provided that (i) such plan does not provide for the transfer of ordinary shares during the 60 days after the date of this prospectus supplement or the documents incorporated by reference herein and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such person or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares may be made under such plan during the 60 days following the date of this prospectus supplement, or (h) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible pursuant to any of the above clauses. For purposes of such lock up agreements, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and anyone who shares the home of the person adhering to the lock up.

In order to facilitate the offering of the ordinary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We and the selling shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Investors

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (each, a relevant member state), no ordinary shares have been offered or will be offered pursuant to the offering described in this prospectus to the public in that relevant member state prior to the publication of a prospectus in relation to the ordinary shares that has been approved by the competent authority in that relevant member state, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that relevant member state at any time:

•	to any legal entity which is a qualified investor as defined under article 2(e) of the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under article 2(e) of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within article 1(4) of the Prospectus Regulation,

provided that no such offer of ordinary shares shall require us or any underwriter to publish a prospectus pursuant to article 3 of the Prospectus Regulation or supplement a prospectus pursuant to article 23 of the Prospectus Regulation.

For purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The sellers of the ordinary shares have not authorized and do not authorize the making of any offer of ordinary shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the ordinary shares as contemplated in this prospectus. Accordingly, no purchaser of the ordinary shares, other than the underwriters, is authorized to make any further offer of the ordinary shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

No ordinary shares have been offered or will be offered pursuant to the offering described in this prospectus to the public in the United Kingdom prior to the publication of a prospectus in relation to the ordinary shares that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of ordinary shares may be made to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer;

•	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”),

provided that no such offer of ordinary shares shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to article 23 of the UK Prospectus Regulation.

For purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the UK Prospectus Regulation) who (i) are investment professionals falling within article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (ii) are high net worth entities or other persons falling within article 49(2)(a) to (d) of the Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any ordinary shares may otherwise lawfully be communicated or caused to be communicated (all such persons being referred to as “relevant persons”). This prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Notice to prospective investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Hong Kong

The underwriters and each of their affiliates have not (1) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, the ordinary shares other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to the ordinary shares which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to prospective investors in Italy

This prospectus has not been submitted to the clearance of CONSOB and will not be subject to formal review or clearance by CONSOB.

The ordinary shares may not be offered, sold or delivered, directly or indirectly, in Italy or to a resident of Italy, unless such offer, sale or delivery of ordinary shares or distribution of copies of this prospectus or other documents relating to the offering in Italy is made:

a)	to ‘‘qualified investors’’ (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and the applicable Italian laws;

b)	in other circumstances which are exempted from the rules on public offers pursuant to Article 1 of the Prospectus Regulation and the applicable Italian laws.

Any offer, sale or delivery of the ordinary shares or any distribution of this prospectus or any other document relating to the offering within the Republic of Italy must be in compliance with the selling restrictions under (a) and (b) above and must be, in any event:

•

made by an investment firm, bank or financial intermediary, permitted to conduct such activities in Italy in accordance with the Legislative Decree No. 385 of September 1, 1993, as amended, the Legislative Decree February 24, 1998 No. 58, as amended, the CONSOB Regulation No. 11971 of May 14, 1999, as amended and the CONSOB Regulation no. 20307 of 15 February 2018, as amended; and

•

in accordance with any other applicable Italian securities, tax, exchange control and any other applicable laws and regulation, including any requirements or limitations which may be imposed by CONSOB, the Bank of Italy or by any other competent authority from time to time.

Any investor purchasing the ordinary shares is solely responsible for ensuring that any offer or resale of the ordinary shares it purchased occurs in compliance with applicable laws and regulations.

In accordance with Article 5 of the Prospectus Regulation and the applicable Italian laws, any subsequent resale on the secondary market in the Republic of Italy of the ordinary shares shall be considered as a separate offer that must be made in compliance with the Article 5 of the Prospectus Regulation and the applicable Italian laws. Pursuant to Italian laws failure to comply with such rules may result in the subsequent resale of such ordinary shares being declared null and void and in the liability of the intermediary transferring the ordinary shares for any damage suffered by the investors.

Notice to prospective investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise incompliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred en bloc without subdivision to a single investor.

Notice to prospective investors in Singapore

This prospectus or any other offering material relating to the ordinary shares has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the ordinary shares will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore, or the Securities and Futures Act. Accordingly the ordinary shares may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to the ordinary shares be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the ordinary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 040-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the ordinary shares. The ordinary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act, or FinSA, and no application has or will be made to admit the ordinary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the ordinary shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the ordinary shares may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by Latham & Watkins LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares offered in this offering, and certain legal matters as to Italian law, will be passed upon for us by Chiomenti Studio Legale. Certain legal matters as to Italian law will be passed upon for the underwriters by Latham & Watkins LLP. Skadden, Arps, Slate, Meagher & Flom (UK) LLP may rely upon Chiomenti Studio Legale with respect to matters governed by Italian law.

EXPERTS

The consolidated financial statements of Stevanato Group S.p.A. as of December 31, 2023 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers S.p.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Stevanato Group S.p.A. as of December 31, 2022 and for each of the two years in the period ended December 31, 2022, appearing in Stevanato Group S.p.A.’s Annual Report (Form 20-F) for the year ended December 31, 2023, have been audited by EY S.p.A. (“EY”), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated and currently existing under the laws of the Republic of Italy. In addition, most of our directors and officers reside outside the United States, and most of the assets of our non-U.S. subsidiaries are located outside the United States. As a result, it may be a long and costly process for investors to effect service of process on us or those non-U.S. resident persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those non-U.S. resident persons based on the civil liability or other provisions of the United States securities laws or other laws. It may be possible for investors to effect service of process within other jurisdictions (including Italy) upon us or those non-U.S. resident persons provided that, for example, The Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters of November 15, 1965 is complied with.

Judgments of U.S. courts may be enforceable in Italy. Final enforceable and conclusive judgments rendered by U.S. courts, even if obtained by default, shall not require retrial on the merits and will be enforceable in the Republic of Italy, provided that pursuant to article 64 of Italian Law No. 218 of May 31, 1995 (riforma del sistema italiano di diritto internazionale privato), the following conditions are met:

•	the U.S. court which rendered the final judgment had jurisdiction according to Italian law principles of jurisdiction;

•	the relevant summons and complaint was appropriately served on the defendants in accordance with U.S. law and during the proceedings the essential rights of the defendants have not been violated;

•	the parties to the proceedings appeared before the court in accordance with U.S. law or, in the event of default by the defendants, the U.S. court declared such default in accordance with U.S. law;

•	the decision is final pursuant to U.S. law;

•	there is no conflicting final judgment previously rendered by an Italian court;

•	there is no pending proceedings before an Italian court between the same parties over the same matter which were instituted before the U.S. proceedings; and

•	the provisions of such judgment would not violate Italian public policy.

In addition, pursuant to article 67 of Italian Law No. 218 of May 31, 1995, if a judgment rendered by a U.S. court is not complied with, its recognition is challenged or its compulsory enforcement is necessary, then a proceeding shall be initiated before the competent Court of Appeal in Italy to that end. The competent Court of Appeal does not consider the merits of the case but exclusively ascertains the fulfillment of all the conditions set out above.

In original actions brought before Italian courts, the enforceability of liabilities or remedies based solely on the U.S. federal securities law is debatable. If an original action is brought before an Italian court, the Italian court may apply not only Italian rules of civil procedure, but also certain substantive provisions of Italian law that are regarded as mandatory and may refuse to apply the U.S. law provisions or grant some of the remedies sought (e.g., punitive damages) if their application violates Italian public policy and/or any mandatory provisions of Italian law.

Italian shareholders should seek advice from their own counsel based on the applicable circumstances.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.

Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus supplement and the documents that we have filed as exhibits to the registration statement completely.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference into this prospectus supplement the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on March 7, 2024.

•

the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on July 15, 2021, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all future annual reports on Form 20-F that we file with the SEC, which shall be deemed incorporated by reference into this prospectus supplement when filed, as well as certain reports on Form 6-K that we subsequently furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference), in each case prior to the termination of this offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, at no cost, by writing or telephoning us at:

Stevanato Group S.p.A.

Via Molinella 17

35017 Piombino Dese – Padua

Italy

+39 049 9318111

Stevanato Group S.p.A.

Ordinary Shares

Debt Securities

Warrants

Units

We or any selling security holder may offer and sell ordinary shares, debt securities, warrants or units from time to time. We refer to all of the foregoing securities collectively as the “securities” in this prospectus. Each time we or any selling security holders sell any of the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and the offering of such securities. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest.

Our ordinary shares are listed on the New York Stock Exchange under the symbol “STVN.”

We or any selling security holder may sell these securities to or through underwriters, agents or dealers, or directly to one or more purchasers. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

The debt securities, warrants and units described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing. Any application for listing on The New York Stock Exchange or any other securities market or other exchange with respect to the securities described in this prospectus will be included, if applicable, in the applicable prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors ” on page 4 and “Risk Factors” in our most recent Annual Report on Form 20-F, as well as any risk factors contained in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 20, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By using an automatic shelf registration statement, we may sell any combination of the securities described in this prospectus at any time and from time to time and in one or more offerings. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each time we or any selling security holders sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on the Company, the risks we face and our financial statements.

Neither we, nor any agent, underwriter or dealer, or any selling security holder have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We, any agent, underwriter or dealer, and any selling security holder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

Unless otherwise stated in this prospectus or unless the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Stevanato” or “the Company” are to Stevanato Group S.p.A. References to “the Group” are to Stevanato Group S.p.A., its subsidiaries and, where the context requires, its interests in joint ventures and associated undertakings.

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements as contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements contained in this prospectus and any applicable prospectus supplement other than statements of historical fact, including, without limitation, statements regarding our future financial performance, including our revenue, operating expenses and our ability to maintain profitability; our expectations regarding the development of our industry and the competitive environment in which we operate; our goals and strategies; and our proposed use of any proceeds are forward-looking statements. Words or phrases such as “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” or the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

These are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to those described under the headings “Risk Factors” and “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2023 (our “Annual Report”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and any applicable prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described herein.

The forward-looking statements made in this prospectus and any applicable prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus and any applicable prospectus supplement. You should not put undue reliance on any forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors described in this prospectus and any applicable prospectus supplement, including factors beyond our ability to control or predict. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any applicable prospectus supplement, and the documents that we reference in this prospectus and any applicable prospectus supplement, and have filed as exhibits to the registration statement of which this prospectus and any applicable prospectus supplement forms a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

STEVANATO GROUP S.P.A.

We are a leading global provider of drug containment, drug delivery and diagnostic solutions as well as engineering solutions to the pharmaceutical, biotechnology and life sciences industries. We deliver an integrated, end-to-end portfolio of products, processes and services that address customer needs across the entire drug life cycle from development to clinical and commercial stages. Our core capabilities in scientific research and development, our commitment to technical innovation and our engineering excellence are central to our ability to offer value added solutions to our clients.

We have secured a leadership position within the drug development and delivery value chain through our investment in research and development and the expansion of our global footprint and capabilities. Over our 70-year history, we have earned a leading reputation for high quality and reliability that has enabled us to become a partner of choice for more than 700 companies globally, including all of the top 25 pharmaceutical companies, and eight of the top 10 in-vitro diagnostic companies, as measured by 2022 revenue, according to data collected by Pharmacircle and public companies’ information. We also serve seven of the top 10 biotechnology companies (by market capitalization listed in the Nasdaq Biotechnology Index), and over 100 biotechnology customers in total.

We were incorporated on July 15, 1980, and the Company has a duration set until December 31, 2100, which may be subsequently extended by the shareholders of the Company. We are a joint stock company (società per azioni) incorporated in the Republic of Italy and our corporate affairs are governed by our articles of association, certain provisions of the Italian Civil Code and the laws of the Republic of Italy.

Our principal executive offices are located at Via Molinella 17, 35017 Piombino Dese – Padua, Italy and our telephone number is +39 049 931811. We have appointed Ompi of America, whose address is 41 University Drive No. 400, Newton, PA – 18940, as our agent upon whom process may be served in any action brought against us under the laws of the United States. Please see the section entitled “Enforceability of Civil Liabilities Against Foreign Persons” for more information. You can find a more detailed description of the Group’s business and recent transactions in our Annual Report, which is incorporated by reference in this prospectus.

RISK FACTORS

An investment in the securities involves significant risk. You should read the risk factors set forth under the heading “Risk Factors” in our Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for a discussion of certain factors you should consider before investing in our securities. You should also read any risk factors included in any prospectus supplement related to a specific offering of our securities.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include working capital, the repayment of existing debt (including debt of acquired companies), financing capital investments or acquisitions and any other purposes that may be stated. We may temporarily invest funds that we do not need immediately for these purposes in short-term marketable securities.

We will not receive any proceeds from the sale of securities by any selling security holder.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently filed with the SEC and specifically incorporated herein by reference.

DESCRIPTION OF ORDINARY SHARES WE MAY OFFER

A description of our ordinary shares can be found in Exhibit 2.1 to our Annual Report, titled “Description of the Stevanato Group S.p.A.’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934,” which is incorporated by reference herein.

A summary of certain information concerning our ordinary shares and certain material provisions of our articles of association and of Italian law insofar as they relate to our ordinary shares can be found under the headings “Share Capital” and “Memorandum of Association and By-Laws” in our Annual Report, which are incorporated by reference herein, and in each case as updated by other reports and documents that are incorporated by reference herein, as well as annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. See “Where You Can Find Additional Information.”

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities or subordinated debt securities pursuant to an indenture between us and the trustee named in such indenture. We have filed a form of this document as an exhibit to the Registration Statement, of which this prospectus forms a part. The indenture will be subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). However, since we are a company incorporated and existing under Italian law, certain aspects of the debt securities may be governed by compulsory provisions of Italian law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under the indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered pursuant to any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Italian tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that the indenture will not limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series. You should read the indenture and subsequent filings relating to the particular series of debt securities for the following terms of the debt securities offered:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•

if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;

•

the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered, dematerialized, or bearer form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities, which may be secured or unsecured, under the indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the applicable prospectus supplement.

Subordinated Debt Securities

We may issue subordinated debt securities under the indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the indenture, which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indenture

We expect that the indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)

reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)

waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)

makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities; will be effective against any holder without his consent.

Events of Default

We expect that the indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the indenture, which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency, failure to pay final court judgments or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

We expect that under the indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that the indenture will require us to file annually, after debt securities are issued under such indenture with the applicable trustee, a written statement signed by two of our officers as to the absence of material defaults under the terms of such indenture. We also expect that the indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that the indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of holders unless the holders have offered to the trustee indemnity and security reasonably satisfactory to it. Subject to these provisions for indemnification and the rights of the trustee, the indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of the indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities.

We expect that, to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

In the event that the Depository Trust Company (“DTC”) acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co. as DTC’s nominee.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares, debt securities or any combination thereof. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the warrants;

•	the initial offering price;

•	the aggregate amount of warrants and the aggregate amount of equity securities purchasable upon exercise of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the warrants are issued, and the amount of warrants issued with each equity security;

•	the date, if any, on and after which the warrants and the related equity security will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•

whether the warrant will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	the identity of the warrant agent or of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	information with respect to book-entry procedures, if any;

•	in connection with warrants denominated as rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

•	whether the warrants may be sold separately or with other securities as part of units;

•	if applicable, a discussion of United States or Italian federal income tax, accounting or other considerations applicable to the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	the material terms of any standby underwriting arrangement entered into by us in connection with any warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

SELLING SECURITY HOLDERS

Information about selling security holders will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC that are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We and any selling security holder may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

•	block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents;

•	the method of distribution;

•	the public offering price or purchase price and the proceeds to us from that sale;

•	the expenses of the offering;

•	any discounts to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

•	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We or any selling security holders may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us or any selling security holders in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We or any selling security holders may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

One or more selling security holders may utilize this prospectus (and any related prospectus supplement) to make one or more in-kind distributions of the securities to its shareholders, partners or members. To the extent required by applicable law, information about the distribution will be reflected in a prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITY

We are incorporated and currently existing under the laws of the Republic of Italy. In addition, most of our directors and officers reside outside the United States, and most of the assets of our non-U.S. subsidiaries are located outside the United States. As a result, it may be a long and costly process for investors to effect service of process on us or those non-U.S. resident persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those non-U.S. resident persons based on the civil liability or other provisions of the United States securities laws or other laws. It may be possible for investors to effect service of process within other jurisdictions (including Italy) upon us or those non-U.S. resident persons provided that, for example, The Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters of November 15, 1965 is complied with.

Judgments of U.S. courts may be enforceable in Italy. Final enforceable and conclusive judgments rendered by U.S. courts, even if obtained by default, shall not require retrial on the merits and will be enforceable in the Republic of Italy, provided that pursuant to article 64 of Italian Law No. 218 of May 31, 1995 (riforma del sistema italiano di diritto internazionale privato), the following conditions are met:

•	the U.S. court which rendered the final judgment had jurisdiction according to Italian law principles of jurisdiction;

•	the relevant summons and complaint was appropriately served on the defendants in accordance with U.S. law and during the proceedings the essential rights of the defendants have not been violated;

•	the parties to the proceedings appeared before the court in accordance with U.S. law or, in the event of default by the defendants, the U.S. court declared such default in accordance with U.S. law;

•	the decision is final pursuant to U.S. law;

•	there is no conflicting final judgment previously rendered by an Italian court;

•	there is no pending proceedings before an Italian court between the same parties over the same matter which were instituted before the U.S. proceedings;

•	the provisions of such judgment would not violate Italian public policy.

In addition, pursuant to article 67 of Italian Law No. 218 of May 31, 1995, if a judgment rendered by a U.S. court is not complied with, its recognition is challenged or its compulsory enforcement is necessary, then a proceeding shall be initiated before the competent Court of Appeal in Italy to that end. The competent Court of Appeal does not consider the merits of the case but exclusively ascertains the fulfillment of all the conditions set out above.

In original actions brought before Italian courts, the enforceability of liabilities or remedies based solely on the U.S. federal securities law is debatable. If an original action is brought before an Italian court, the Italian court may apply not only Italian rules of civil procedure, but also certain substantive provisions of Italian law that are regarded as mandatory and may refuse to apply the U.S. law provisions or grant some of the remedies sought (e.g., punitive damages) if their application violates Italian public policy and/or any mandatory provisions of Italian law.

Italian shareholders should seek advice from their own counsel based on the applicable circumstances.

TAXATION

The material U.S. and Italian federal income tax consequences, if any, relating to the purchase, ownership and disposition of our securities offered by this prospectus will be set forth in the prospectus supplement pertaining to the offering of such securities.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expense
SEC registration fee	*
FINRA filing fee	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous costs	**

Total	**

*

The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities being registered hereby, and certain legal matters as to Italian law, will be passed upon for us by Chiomenti Studio Legale. Skadden, Arps, Slate, Meagher & Flom (UK) LLP may rely upon Chiomenti Studio Legale with respect to matters governed by Italian law. Additional legal matters may be passed upon for us and any underwriter that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Stevanato Group S.p.A. as of December 31, 2023 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers S.p.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Stevanato Group S.p.A. as of December 31, 2022 and for each of the two years in the period ended December 31, 2022 appearing in Stevanato Group S.p.A.’s Annual Report (Form 20-F) for the year ended December 31, 2023, have been audited by EY S.p.A. (“EY”), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (https://www.stevanatogroup.com), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on our website does not constitute a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on March 7, 2024.

•

the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on July 15, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, any future annual reports on Form 20-F filed with the SEC as well as any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act, in each case prior to the termination of an offering made pursuant to this prospectus, but, in the case of any reports on Form 6-K, excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus (in the case of any reports on Form 6-K, if they state that they are incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:

Stevanato Group S.p.A.

Via Molinella 17

35017 Piombino Dese – Padua

Italy

+39 049 9318111

12,700,000

Ordinary Shares

Stevanato Group S.p.A.

Prospectus Supplement

MORGAN STANLEY	WILLIAM BLAIR

BOFA SECURITIES	CITIGROUP	KEYBANC CAPITAL MARKETS

March 21, 2024